Exhibit 10.13

AMENDED AND RESTATED LICENSE AGREEMENT

by and between

NAPO PHARMACEUTICALS, INC.

and

JAGUAR ANIMAL HEALTH, INC.

originally dated as of January 27, 2014

and amended and restated

as of August 6, 2014

LIST OF APPENDICES:

APPENDIX 1.29 LICENSED PATENT RIGHTS

APPENDIX 1.35 NAPO SUPPLIES

APPENDIX 1.37 ILLUSTRATION OF CALCULATION OF NET SALES FOR COMBINED PRODUCTS

APPENDIX 1.42 PRODUCT DEVELOPMENT PLAN

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (this “Agreement”) is made originally as of January 27, 2014 (the “Effective Date”) and amended and restated as of August 6, 2014 (the “Restatement Date”), by and between Napo Pharmaceuticals, Inc., a Delaware corporation, having offices located at 185 Berry Street, Suite 1300, San Francisco, California 94107 (“Napo”), and Jaguar Animal Health, Inc., a Delaware corporation, having offices located at 185 Berry Street, Suite 1300, San Francisco, California 94107 (“JAH”). Napo and JAH are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” All capitalized terms used herein are defined either in the Section 1 below or within the context of the section where the term is first used in this Agreement.  This Agreement as amended and restated as of the Restatement Date amends and restates (and replaces and supersedes) in its entirety this Agreement as originally executed, to the extent of any conflict, all of the foregoing to have effect retroactive to the Effective Date.

RECITALS

WHEREAS, Napo owns or exclusively controls the Napo Technology and the Napo IP in the Field of Use; and

WHEREAS, Napo and JAH have entered into the Term Sheet pursuant to which JAH has remitted to Napo a payment of $100,000 to purchase an option to license Napo’s rights, and such payment is to be creditable against certain payments under this Agreement; and

WHEREAS, Napo wishes to grant to JAH, and JAH wishes to receive from Napo, an exclusive license to the Napo Technology and the Napo IP (as each is defined below), all as necessary to permit JAH to develop, formulate, manufacture, market, use, offer for sale, sell, import, export, commercialize and distribute Products within the Field of Use in the Territory, all in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Parties hereto agree that JAH shall pursue the development and commercialization of Products within the Field of Use in the Territory, as provided hereunder; and

WHEREAS, the Parties entered into that certain License Agreement dated as of January 27, 2014 and amended by that certain Amendment to License Agreement dated June 24, 2014 (the “Prior Agreement”), and now desire to amend and restate the Prior Agreement as set forth herein, effective as of the Restatement Date.

NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS (INCLUDING AGREEING TO AMEND, RESTATE AND SUPERSEDE THIS AGREEMENT AS ORIGINALLY EXECUTED, TO THE EXTENT OF ANY CONFLICT WITH THE FOLLOWING):

1                   DEFINITIONS

In this Agreement, the following terms shall bear the meanings assigned to them below, unless specifically stated otherwise:

1.1                               “Adverse Drug Experience” means any adverse event associated with the use in animals of a Compound, whether or not considered to be related to the Compound and whether or not such Compound was used in accordance with the approved labeling (i.e., used according to label directions or used in an extra-label manner, including but not limited to different route of administration, different species, different indications, or other than labeled dosage). “Adverse Drug Experience” includes, but is not limited to: (i) an adverse event occurring in animals in the course of the use of Compound by a veterinarian or by a livestock producer or other animal owner or caretaker; and (ii) an adverse event occurring in humans from exposure during manufacture, testing, handling, or use of a Compound (Title 21, Part 514.3 of the Code of Federal Regulations)

1.2                               “Affiliate” shall mean, with respect to a Party, a corporation or other legal entity controlling, controlled by, or under common control with, such Party, for only so long as such control exists. For these purposes, “control” shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of a corporation or other legal entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a corporation or other legal entity, provided, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.3                               “Agreement” shall mean this license agreement together with the recitals above and all appendices, exhibits, schedules and other attachments to this Agreement.

1.4                               “ANDA” shall mean abbreviated new drug application filed with the FDA to obtain approval to market a bioequivalent version of a marketed drug (or any corresponding applications or submissions filed with the relevant Regulatory Authorities to obtain similar Regulatory Approval in any other country or region in the Territory).

1.5                               “ANADA” shall mean abbreviated new animal drug application filed with the FDA/CVM to obtain approval to market a bioequivalent version of a marketed drug (or any corresponding applications or submissions filed with the relevant Regulatory Authorities to obtain similar Regulatory Approval in any other country or region in the Territory).

1.6                               “Applicable Laws” shall mean all laws, rules, regulations, including any rules, regulations, guidelines, or other requirements of the U.S., any foreign country or any domestic or foreign state, county, city or other political subdivision or of any court, governmental or administrative agency, including any Regulatory Authority, that may be in effect from time-to-time that are applicable to a Party’s rights and obligations under this Agreement.

1.7                               “Bankruptcy Code” shall mean the United States Bankruptcy Code

1.8                               “Calendar Quarter” shall mean the three-month period ending on March 31, June 30, September 30, and December 31 in each Calendar Year.

1.9                               “Calendar Year” shall mean the period from January 1 of a year through the end of December 31 of the same year.

1.10                       “cGMP” means current good manufacturing practice as promulgated by the FDA under and in accordance with the FDC Act, Title 21, Parts 210, 211 and 226 of the U.S. Code of Federal Regulations, and the guidelines and standards published by the FDA that relate to the testing, manufacturing, processing, packaging, holding or distribution of the Compound and all Licensed Products. To the extent consistent with U.S. law, “cGMP” also includes the practices and standards described in the Guide to Good Manufacturing Practices for Medicinal Products as promulgated by the European Commission under European Directive 2003/94/EC, similar standards, guidelines and regulations promulgated or otherwise required by applicable Regulatory Authorities in any other country or legal jurisdiction in the Territory and the ICH Harmonised Tripartite Good Manufacturing Practice Guide For Active Pharmaceutical Ingredients (ICH Q7), as each may be amended from time-to-time, or any successors thereto.

1.11                        “Change in Control,” shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.11.1              any “person” or “group” (a) is or becomes the “beneficial owner”, directly or indirectly, of shares of capital stock of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party (other than an initial public offering of any class of a Party’s stock) or (b) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors or similar governing body (“Board of Directors”); or

1.11.2              such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

1.11.3              the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change in Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act, (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act, and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.12                        “Commercially Reasonable Efforts” shall mean, with respect to a Party, those reasonable efforts and diligence in the research, development and commercialization of a Product, as applicable, such reasonable efforts and diligence to be in accordance with the efforts and resources commonly used in the research-based pharmaceutical industry for an internally-developed product of similar commercial potential at a similar stage in such Party’s lifecycle, taking into consideration such Product’s safety and efficacy, its cost to develop, the competitiveness of alternative products, the demand in the marketplace, its proprietary position, the likelihood of regulatory approval, and the expected profitability of the Product.  Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Product without regard to the particular circumstances of a Party, including any other, possibly more favored product opportunities of such Party.

1.13                        “Compound” shall mean any pharmaceutical, or biological product (including any over-the-counter product), any standardized botanical extract or nutraceutical substance or product, or any food or dietary supplement or other natural product currently marketed or in development or to be developed in the Field of Use, and subject to the terms of this Agreement.

1.14                        “Confidential Information” shall mean all confidential or proprietary information disclosed by either Party to the other Party, whether orally, visually, electronically, graphically, tangibly or in writing, prior to and during the term of this Agreement, and shall include, without limitation: (a) with respect to JAH, all proprietary, scientific, technical or commercial materials, information or data of JAH that is related to JAH’s business, products, programs, research, manufacturing or other processes, inventions, know-how or technologies, including, for the avoidance of doubt, materials, information or data relating to Products furnished by JAH to Napo; and (b) with respect to Napo, all proprietary, scientific, technical or commercial materials, information or data of Napo that is related to Napo’s business, products, programs, research, manufacturing or other processes, inventions, Know-How or technologies including, for the avoidance of doubt, materials, information or data relating to Products furnished by Napo to JAH.  The Parties agree that the terms and conditions of this Agreement shall be considered the Confidential Information of both Parties, subject to all of the obligations set forth in Section 12 to protect other Confidential Information.

1.15                        “Drug Master File” shall mean any drug master files filed with the FDA with respect to a product, and any equivalent filing in other countries or regulatory jurisdictions.

1.16                        “Effective Date” shall have the meaning assigned to such term in the preamble of this Agreement.

1.17                        “FDA” shall mean the Food and Drug Administration of the United States, or any successor agency(ies) thereto, and “FDA/CVM” shall mean the Center for Veterinary Medicine of the FDA.

1.18                        “Field of Use” shall mean all veterinary treatment uses and indications for all species of animals except humans.

1.19                        “First Commercial Sale” shall mean the first sale of the Product in any country in the Territory to a person or entity that is not an Affiliate of JAH, its Affiliates or Sublicensees, for which payment is due for use or consumption by the general public of such Product after all required registrations (if any) have been granted by the applicable Regulatory Authority in such country. Sales for clinical studies, for compassionate use, for Target Animal Safety Study(ies), under a treatment INADA, for test marketing, for any other non-registrational studies, or for any similar instance where a Product is supplied with or without charge will not constitute a First Commercial Sale.

1.20                        “GAAP” shall mean generally accepted accounting principles.

1.21                        “INAD” shall mean an investigational new animal drug, for which a file is maintained by the FDA/CVM as part of a phased review of any Registration Application.

1.22                        “INADA” shall mean an investigational new animal drug application filed with the FDA/CVM (or any corresponding applications or submissions filed with the relevant Regulatory Authorities in any other country or region in the Territory).

1.23                        “Intellectual Property Rights” shall mean all legal rights, titles and interests, evidenced by or embodied in: (i) all inventions, invention disclosures, Patents, provisional and priority patent applications, patent applications (whether pending or not), and patent disclosures together with all reissues, continuations, divisions, continuations in part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade styles, logos, trade dress, and corporate names, including all goodwill associated therewith; (iii) any work of authorship, regardless of copyrightability, all compilations, all copyrights (including the droit morale) and designs; (iv) all trade secrets, Know-How, discoveries (whether or not patentable) and proprietary processes, and licenses; and (v) all derivative works of the above and all other proprietary rights and any other intellectual property rights of any kind and nature however designated and however recognized in any country or jurisdiction worldwide.

1.24                       “Jaguar IP” shall mean Intellectual Property Rights developed, discovered or conceived in the performance of this Agreement, or any agreement entered into between the Parties and/or their Affiliates after the Effective Date of this Agreement relating to the subject matter of this Agreement which was developed, discovered or conceived solely by a JAH employee or agent or anyone with an obligation to assign Intellectual Property Rights to JAH. For the avoidance of doubt, Jaguar IP shall not include any of the Napo IP or Napo Technology or Joint IP.

1.25                        “Joint IP” shall mean Intellectual Property Rights developed, discovered or conceived in the performance of this Agreement, or any agreement entered into between the Parties and/or their Affiliates after the Effective Date of this Agreement relating to the subject matter of this Agreement  which was developed, discovered or conceived jointly by (1) a JAH employee or agent or anyone with an obligation to assign Intellectual Property Rights to JAH, and (2) a Napo employee or agent or anyone with an obligation to assign Intellectual Property Rights to Napo.  For the avoidance of doubt, Joint IP shall not include any of the Napo IP or Napo Technology or Jaguar IP.

1.26                        “Know-How” shall mean all technical information, know-how and materials relating to and including the Napo Technology, methods of use and manufacturing Napo Technology and/or the Products, including without limitation, components, compositions, compounds, formulations, analytical methods, tests, specifications, characterization data, manufacturing processes, stability, in vitro properties, in vivo properties, marketing information, experimental protocols and procedures, biological, chemical, pharmacological, toxicological, preclinical, clinical, assay, control, manufacturing and other data.

1.27                        “License” shall have the meaning as given in Section 2.1.

1.28                        “License Fee” shall have the meaning ascribed to it in Section 5.1.

1.29                        “Licensed Patent Rights” shall mean all Patents included in the Napo IP, as of the Effective Date or thereafter during the term of this Agreement, but only to the extent a claim contained in such Patent covers any Napo Technology or Product (including the methods of using and/or making the Napo Technology and/or the Products), and is necessary or useful for the development, manufacture, use or sale of the Napo Technology and/or the Products in the Field of Use. Licensed Patent Rights as of the Effective Date include those listed in Appendix 1.29 attached hereto.

1.30                        “MUMS Waiver” shall mean any waiver from user fees granted by the FDA/CVM Office of Minor Use and Minor Species Animal Drug Development (OMUMS) under the minor use/minor species provision, pursuant to Section 740(d)(1)(D)) of the Animal Drug User Fee Act (ADUFA) of 2003, including specifically, that certain waiver no. SR1276 from user fees in fiscal year 2014, granted on November 4, 2013 to Napo for crofelemer for the treatment of chemotherapy induced diarrhea in dogs.

1.31                        “NADA” shall mean a New Animal Drug Application filed by, or on behalf of, JAH or one of its Affiliates or Sublicensees with the FDA/CVM with respect to a Product pursuant to applicable FDA/CVM regulations (or any corresponding applications or submissions filed with the relevant Regulatory Authorities in any other country or region in the Territory).

1.32                        “NDA” shall mean a New Drug Application filed by, or on behalf of, Napo or one of its Affiliates or Sublicensees with the FDA with respect to a product pursuant to applicable FDA regulations (or any corresponding applications or submissions filed with the relevant Regulatory Authorities in any other country or region in the Territory).

1.33                        “Napo Acquiror” shall mean a non-Affiliate third party that acquires Napo through a Change In Control.

1.34                        “Napo IP” shall mean all Intellectual Property Rights in Napo Technology, developed, conceived, discovered, synthesized, controlled or acquired by Napo and/or its Affiliates, other than JAH, prior to, on or after the Effective Date, which are necessary for, used for, or cover the composition of, or method for preparing or using the Napo Technology, or Products; provided, however, that Napo IP shall not include any Intellectual Property Rights owned or controlled by a Napo Acquiror or any of its Affiliates (other than Napo and any of Napo’s Affiliates existing immediately prior to the acquisition of Napo by such Napo Acquiror) prior to, on or after the date of such acquisition.  Napo IP includes but is not limited to Napo’s rights and interests in the Intellectual Property Rights described in or arising from (i) the Patents listed on Appendix 1.29 and any and all corresponding Patents, (ii) Know-How, and (iii) the right to cross reference, file or incorporate by reference any regulatory submission or Drug Master File (and any data contained therein) for any product developed by Napo or a licensee of Napo, and for which Napo has a right of reference, or any component of such regulatory submission (including all approvals) to which Napo has rights and has access, in order to support other regulatory submissions that JAH is permitted to make under this Agreement, (including specifically that certain right of reference granted by Salix Pharmaceuticals, Inc. to Napo in the Collaboration Agreement dated December 9, 2008, for the NDA approved by the FDA on December 31, 2012 for crofelemer). For the avoidance of doubt, Napo IP shall not include Jaguar IP or Joint IP or IP developed by, or jointly with, any of Napo’s licensees, for use outside the Field of Use

1.35                        “Napo Supplies” shall mean (i) all the inventory listed on Appendix 1.35-A, (ii) all equipment and resins (and other supplies) listed on Appendix 1.35-B, (iii) the INADA entitled “SP-303 (crofelemer) for the treatment of chemotherapy-induced diarrhea in dogs” filed with the FDA/CVM by Napo on November 19, 2013 and (iv) any and all INADs, INADAs, NADAs and MUMS Waivers owned by Napo.

1.36                        “Napo Technology” shall mean all Napo’s Compounds, formulations, and drug candidates, whether developed, in the process of development or in Napo’s pipeline for development, including specifically, and without limitation, (1) crofelemer (SP-303), (2) normal stool formula (NSF), (3) Nutraceutical (SB-300), (4) any and all technology and information related to SP-303, NSF and SB-300, and any other product derived from, or containing an ingredient derived from, the crude plant latex of Croton lechleri owned by Napo or to which Napo had rights prior to July 1, 2005, NP-500, (5) Napo’s natural product pipeline of  tropical medicinal plants and extracts, and (6) any and all technology and information related to Compounds, formulations, plants, and extracts,  including methods of isolating, manufacturing, formulating or otherwise manipulating the Compounds, formulations, plants and extracts for therapeutic use, and methods of use of such Compounds, formulations, plants, and extracts.  For the avoidance of doubt, Napo Technology shall not include Jaguar IP or Joint IP.

1.37                        “Net Sales” shall mean, with respect to any Product, the gross sales price of such Product invoiced by JAH, its Affiliates and Sublicensees resulting from the commercial sale, licensing or other commercial exploitation of the Product to an independent third party that is not an Affiliate of such seller, less deductions for the following items if not already deducted and reflected in the invoiced sales price: (a) trade, cash, prompt payment, quantity or other discounts given in respect of sales of the Product including allowances or credits to customers on account of price reductions (including fees incurred or accrued relative to recorded sales pursuant to inventory management or other fee-for-services agreements with wholesalers); (b) returns, recall expenses, allowances, rebates, or chargebacks; (c) customs, duties, sales taxes (including VAT), tariffs, excises and other similar taxes (other than income taxes); (d) reasonable fees, chargebacks or rebates paid to group purchasing organizations, pharmacy benefit managers, government agencies, wholesalers and veterinary hospitals or other similar organizations in connection with the sale; (e) allocation of invoiced freight and shipping, insurance expenses and other transportation charges; (f) invoiced amounts that are written off as uncollectible; (g) discounts actually paid under state legislated or seller-sponsored discount prescription drug programs or reductions for coupon and voucher programs; and (h) credits, price adjustments or allowances for damaged products, returns, rejections or product replacement, whether cash or trade.  For purposes of this Agreement, “sale” shall not include transfers or other distributions or dispositions of a Product in reasonable quantities at no charge for regulatory purposes, clinical trials, patient assistance programs, charitable purposes or to veterinarians or veterinary hospitals for promotional purposes.

If JAH, or its Sublicensee or Affiliate, undertakes to sell a Product together with another product for a single price (i) that consists of a Product combined with an another pharmaceutical product (i.e., whether or not other active pharmaceutical ingredients are formulated as a single prescription), or (ii) that consists of a Product combined with a Nutraceutical, in either case, for purposes of calculating Net Sales for determining royalties due to Napo, the Product shall be deemed to be have been sold for an amount equal to the following:

(X divided by Y) multiplied by Z

(X divided by Y) multiplied by Z where X is the average sales price during the applicable reporting period generally achieved for the Product in the country in which such sale or other disposal occurred when the Product is sold alone and not with other pharmaceutical products; Y is the sum of the average sales prices of the component products during the applicable reporting period generally achieved in that country when sold alone (including the Product) included in the combination of products that is sold for the single price; and Z equals the single price at which the combination of products represented in Y was actually sold.

An example of the foregoing calculation is set forth, for illustrative purposes, on Appendix 1.37.  In the event one or more of the products in the product combination are not sold separately, the Parties shall confer in good faith to determine a fair market price that shall be equitable for the value of the Product within the combination product.

In calculating Net Sales, all amounts shall be expressed in U.S. Dollars and any amount received in a currency other than U.S. Dollars shall be translated into U.S. Dollars in accordance with Section 5.9.

1.38                        “Nutraceutical” shall mean any Product that does not require pre-marketing approval from the FDA/CVM or other Regulatory Authority.

1.39                        “Party” shall mean either Napo or JAH; and “Parties” shall mean both Napo and JAH.

1.40                        “Patent(s)” shall mean all patents and patent applications in any country in the Territory, including without limitation, any and all continuations, continuations-in-part, divisions, patents of addition, confirmations, reissues, reexaminations, renewals, extensions, supplementary protection certificates and all foreign counterparts to any of the foregoing, and any patents based on applications that claim priority from any of the foregoing, and any patents that may issue from any of the foregoing in any country in the Territory.

1.41                        “Product” or “Products”, as the context requires, shall mean any composition, formulation or preparation, derived from a Compound or combination of Compounds, in final form or in a form that is commercially exploitable which contains Napo Technology or was developed using Napo Technology for use in the Field of Use. The term Product or Products may be either a pharmaceutical product or a Nutraceutical, and may include combinations of individual Products.

1.42                        “Product Development Plan” shall mean a written product development plan which shall, at a minimum, include, among other items, key development milestone events, a reasonable timeline, all scientific, clinical, legal and regulatory activities required to obtain marketing approval, which plan must be approved by Napo (and, Napo’s approval shall not be unreasonably withheld, delayed or conditioned), and shall be, thereafter, attached to this Agreement, as Appendix 1.42.

1.43                        “Product Registration Documents” shall have the meaning ascribed to it in Section 7.4.

1.44                        “Registration Application” means a NADA (as defined in Title 21, Section 514.1 et seq. of the U.S. Code of Federal Regulations) including all amendments and supplements filings, any ANADA, or a comparable filing for regulatory approval of the marketing, manufacture and sale in the U.S. and any equivalent filing(s) made with the Regulatory Authority in any other country in the Territory for Regulatory Approval of the marketing, manufacture and sale of a Product in the Field of Use.

1.45                        “Regulatory Approval” shall mean any and all approvals, licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport and/or sale of a particular Product in the applicable jurisdiction, including without limitation any approvals of any Registration Application.

1.46                        “Regulatory Authority” and “Regulatory Authorities” shall mean the FDA/CVM, and any other counterpart regulatory authority in any country in the Territory that holds responsibility for any approval, product and/or establishment license, registration or other authorization necessary for the development, manufacture and/or commercialization of veterinary medicines, and holds responsibility for granting regulatory marketing approval for a veterinary Product in such country, and any successor(s) thereto.

1.47                        “Royalty Term” shall have the meaning ascribed to it is Section 5.7.

1.48                        “Sublicense” shall mean any right granted, license conferred, or agreement entered into, by JAH to or with a Sublicensee (or other third party) granting any rights included in the License, whether or not such grant of rights, license or agreements entered into is described as a sublicense or as an agreement with a third party with respect to the development and/or manufacture and/or marketing and/or distribution and/or sale of one or more Products.

1.49                        “Sublicensee” shall mean any third party to whom JAH grants any marketing and/or distribution and/or sale rights included in the License, whether or not such grant of rights, license or agreements entered into is described as a sublicense, unless the arrangement between JAH and such third party is expressly described otherwise.

1.50                        “Target Animal Safety Study(ies)” shall mean a study or studies designed to provide information on the safety of an investigational veterinary product in the intended species under the proposed conditions of use and meet the requirements of Title 21, Part 514.4 of the U.S. Code of Federal Regulations and set forth in FDA’s Guidance to Industry #185 and any equivalent study requirements of Regulatory Authorities in any other country in the Territory.

1.51                        “Term Sheet” shall mean that certain term sheet dated October 30, 2013, as amended by agreement of the Board of Directors of Napo and the sole Director of JAH.

1.52                       “Territory” shall mean worldwide.

1.53                        “U.S.” shall mean the United States of America, its territories and possessions.

1.54                        “Valid Claim” shall mean: (i) any issued, unexpired patent claim in a Patent included in Licensed Patent Rights that covers Napo Technology and/or a Product without regard to its intended use, which claim has not been finally and permanently disclaimed, denied or admitted to be unpatentable or invalid, or been found to be unpatentable, invalid or unenforceable in a judgment or other order by a court or other authorized tribunal in the country in which the patent is issued, for which all applicable appeal time periods have expired; and (ii) any claim contained in a pending patent application in a Patent included in Licensed Patent Rights that covers the Napo Technology and/or the Product without regard to its intended use, which claim has been diligently prosecuted and has not been pending for more than eight (8) years after the Effective Date, or has not been finally rejected and all applicable appeal periods or reinstatement periods have expired.  For the avoidance of doubt, any claim contained in any patent application that is pending for more than eight (8) years after the Effective Date, for any reason, shall not be considered to be a Valid Claim for purposes of this Agreement unless and until a patent with respect to such application issues with such claim.

2                   LICENSE GRANT AND ASSIGNMENT OF NAPO SUPPLIES

2.1                               License Grant. Napo hereby grants to JAH an exclusive (even as to Napo), freely sublicensable (with the right to grant sublicenses using multiple tiers) and transferable license to use the Licensed Patent Rights, the Napo IP and the Napo Technology to research, develop, formulate, make, have made, use, have used, market, offer for sale, sell, have sold, and import, and to otherwise exploit, Napo Technology and Products within the Field of Use in the Territory (the “License”); notwithstanding the above, JAH acknowledges that Napo may have rights to certain Glenmark intellectual property and/or certain Napo-Glenmark joint intellectual property, developed pursuant to that certain Collaboration Agreement dated July 2, 2005 between Napo and Glenmark Pharmaceuticals, Ltd., as amended and that the License hereunder does not extend to any such Glenmark intellectual property or Napo-Glenmark joint intellectual property. For the avoidance of doubt, this License does not extend to any use of the Licensed Patent Rights, the Napo IP and the Napo Technology outside the Field of Use.

2.2                               Sublicense.  JAH may grant sublicenses of the licenses granted to JAH in this Agreement to its Affiliates and Sublicensees; provided, however, that: (i) JAH shall be responsible for making all payments due, and making any reports required under this Agreement, with respect to sales of Product by its Affiliates or Sublicensees, and their compliance with all applicable terms of this Section 2.2; (ii) each Affiliate or Sublicensee agrees in writing to maintain books and records and permit Napo to audit such books and records pursuant to Section 6; (iii) JAH uses commercially reasonable efforts to require the sublicense agreement with each Sublicensee to continue in full force and effect in accordance with the terms and conditions of such sublicense agreement and permits JAH to assign to Napo such sublicense agreements upon the termination of this Agreement, provided however, Napo shall be obliged to continue any Sublicense agreements after a termination of this Agreement subject to the provisions of Section 14.5.1(v); and (iv) prior to any Change in Control of JAH or Napo, JAH will furnish to Napo a copy of each sublicense agreement (redacted for financial and other confidential terms, but not for information relating to the timing of payments) within thirty (30) days after it is signed.

2.3                               Restriction.  Except as otherwise expressly stated in Sections 2.1, and 2.2, JAH acknowledges and agrees that nothing in this Agreement grants JAH any rights to, or licenses to the Licensed Patent Rights, the Napo IP, and the Napo Technology.

2.4                               Retained Rights.  For avoidance of doubt, as between Napo and JAH, Napo retains the exclusive right to commercially exploit, and to grant license rights for third parties to commercially exploit, the Napo Technology and Napo IP, to research, develop, make, have made, use, have used, market, offer for sale, sell, have sold, import, and otherwise exploit any product(s) outside the Field of Use in the Territory; and, Napo does not retain any rights with respect to Napo Technology or Napo IP within the Field of Use.

2.5                              Trademarks.  JAH shall market the Products throughout the Territory under a trademark or trademarks selected by JAH, and JAH shall own all rights, title and interest, including all goodwill, associated with such trademark(s).

2.6                               Assignment of Napo Supplies.  In partial consideration for the License Fee to be paid by JAH in accordance with Section 5.1 below and in an effort to facilitate commercialization of Products for the benefit of Napo, Napo hereby assigns and transfers to JAH the Napo Supplies for use in research, development, manufacturing, marketing, selling, and otherwise distributing Products in the Field of Use in the Territory.

3                   NAPO RESPONSIBILITIES

3.1                               Assistance.

3.1.1                     Within sixty (60) days after the Effective Date, at Napo’s expense, Napo shall (i) furnish to JAH all the details, reports, information, materials and Know-How reasonably available to Napo, as of the Effective Date, which may be required or useful for JAH to fully exploit the License, manufacture or commercialize the Napo Technology and/or Products, or otherwise fulfill its rights and obligations under this Agreement, and (ii) communicate and deliver to JAH the Know-How, the Napo Technology, and Products available to Napo, as of the Effective Date, relating to the Napo Technology and/or Products.

3.1.2                     At any time thereafter, at JAH’s request and expense, (i) Napo shall, to the extent permissible, within a reasonable time frame of such request, furnish to JAH all additional details, reports, information, materials and Know-How then reasonably available to Napo (and which are not prohibited from disclosure by other agreements to which Napo is a party, as determined by Napo in its sole discretion) which may be required or useful for JAH to fully exploit the License, manufacture or commercialize the Napo Technology and/or Products, or otherwise fulfill its rights and obligations under this Agreement, (ii) Napo shall promptly perform any needed activities, within Napo’s normal business capabilities, to communicate and deliver to JAH the Know-How and the Napo Technology and/or the Products, and (iii) Napo shall assist JAH with any regulatory filings or other activities related to the development and/or commercialization of the Napo Technology and/or Products within Napo’s normal business capabilities.

3.1.3                     Upon the request of JAH (and at JAH’s expense), Napo shall provide transfer of the Napo Technology, including relevant manufacturing information and such other related services, as may be necessary or useful to enable a contract manufacturing organization selected by JAH to manufacture and supply Compounds and Products to JAH.

4                   JAH RESPONSIBILITIES.

4.1                               Development.  JAH shall be responsible for, and shall ensure, the development and commercialization of Products within the Field of Use in the Territory. JAH (by itself and/or through its Affiliates and Sublicensees) shall exercise Commercially Reasonable Efforts to commercially develop, obtain any required Regulatory Approvals, manufacture Compounds and Products, promote and sell Products within the Field of Use in the Territory. Within ninety (90) days after the Effective Date, JAH shall deliver to Napo the Product Development Plan which outlines the Products anticipated to undergo development by JAH in 2014, subject to resource availability at JAH, which, when completed in its first iteration, shall be attached to this Agreement as Appendix 1.42. Until the First Commercial Sale of a Product and until there has been a Change In Control of Napo, JAH shall keep Napo generally informed as to JAH’s efforts and progress for such development and commercialization, including furnishing an annual written report therefore to Napo within sixty (60) days after June 30th and within sixty (60) days after December 31st of each Calendar Year.

4.2                               Commercialization.  JAH and its Affiliates and Sublicensees shall be solely responsible, at their sole expense, for commercializing Products in the Territory, and shall have the sole right to engage in commercialization activities with respect to Products in the Territory during the term of this Agreement, including, without limitation, compliance with governmental regulatory requirements, marketing, promotion, medical education, price negotiation and setting, customer relations, sales, order processing, invoicing and collection, preparation of sales records and reports, warehousing, inventory management, logistics and distribution (including, without limitation, the handling of returns, market withdrawals, field corrections and recalls) and other commercialization activities.  All of the foregoing activities may be executed by JAH, and/or by Affiliate(s) and/or by Sublicensee(s), at the direction of JAH.

4.3                               Adverse Event Reporting.  During the Term of this Agreement JAH shall provide to Napo a copy of each Adverse Drug Experience report with respect to the Napo Technology. JAH shall provide these copies in a monthly report submitted to Napo within ten (10) days of the end of each month. The foregoing shall not be construed as restricting either Party from making a required report or submission to any applicable Regulatory Authority or take any other action that it deems to be appropriate or required by Applicable Laws.

5                   LICENSING FEES; MILESTONE PAYMENTS; REPORTS

5.1                               License Fee.  In consideration of the development work conducted by Napo prior to the Effective Date with respect to the Napo Technology and Napo IP, and in consideration of the Napo Supplies, JAH shall pay to Napo a one-time, non-refundable license fee in an amount equal to Two Million Dollars ($2,000,000), less the fee of One Hundred Thousand Dollars that JAH already paid to Napo for the option to take this License (the “License Fee”). JAH shall remit the License Fee after JAH has first achieved a benchmark in Net Sales, which cumulatively exceeds $2,000,000, of one or more Products in the Territory.

5.2                               Milestone Payments for Products Derived From Croton lechleri.  As further consideration to Napo for the License and other rights granted to JAH under this Agreement, upon the occurrence of each milestone event set forth below with respect to a Product that is derived from, or contains an ingredient derived from, the crude plant latex of the Croton lechleri plant (a “CRO-Product”), a non-refundable, non-creditable milestone payment will be due from JAH to Napo after the occurrence of such milestone event.

	Milestone Event	Milestone Payment
5.2.1	The first approval by the FDA/CVM of a MUMS indication (or the equivalent in a Major Market) for each CRO-Product;	$1,000,000

5.2.2	The first approval by the FDA/CVM of an indication that is broader than MUMS (or the equivalent in a Major Market) for each CRO-Product.	$2,000,000

In the event of a Change in Control of Napo while Napo is the major shareholder of JAH, JAH shall have, upon the closing of the transaction effecting such Change in Control, no further obligation to pay to Napo milestone payments for any CRO-Product.

5.3                               Milestone Payments for All Other Products.  As further consideration to Napo for the License and other rights granted to JAH under this Agreement, upon the occurrence of each milestone event set forth below with respect to any Product that is not derived from, nor contains an ingredient derived from, the crude plant latex of Croton lechleri (a “Non-CRO-Product”), a non-refundable, non-creditable milestone payment will be due from JAH to Napo after the occurrence of such milestone event.

	Milestone Event	Milestone Payment
5.3.1	The first approval by the FDA/CVM of a MUMS indication (or the equivalent in a Major Market) for each Non-CRO-Product;	$50,000

5.3.2	The first approval by the FDA/CVM of an indication that is broader than MUMS (or the equivalent in a Major Market) for each Non-CRO-Product.	$100,000

To clarify, JAH shall make the foregoing milestone payments, set forth in Sections 5.2 and 5.3 above) to Napo one time for each such Product, without regard to the number of animal species for which it is developed, the number of formulations or the number of indications for which it is used as a treatment.  No milestone payment will be due for subsequent approvals where the subsequent approval is for a Product that is a combination of CRO-Products and/or Non-CRO-Products previously approved by FDA/CVM for any indication.

Notwithstanding the provisions of Sections 5.2 and 5.3, in the event that JAH consummates an IPO (as defined above) while Napo is a major shareholder of JAH, JAH shall thereafter have no further obligation to pay Napo any milestone payments. For clarification, the License Fee defined above in Section 5.1 is not considered a milestone payment and shall remain payable to Napo.

5.4                               Royalty Payments to Napo.  Until the expiration of the Royalty Term (as defined in Section 5.7 below), and except as set forth in this Section, JAH shall also pay to Napo, within thirty (30) days after the end of each Calendar Quarter:

5.4.1                     an eight percent (8%) royalty on annual Net Sales of all CRO-Products in the Territory (based upon the Net Sales of Product(s) still subject to royalties on a Product-by-Product, country-by-country, basis as set forth in Section 5.6 below), cumulatively, up to $30,000,000, and, then, on annual Net Sales of all CRO-Products in the Territory, cumulatively, of $30,000,000 or more, a royalty of ten percent (10%).  However, in the event that, at any time prior to December 31, 2015, JAH consummates a firmly underwritten initial public offering of its common stock while Napo is a major shareholder of JAH, from which the net proceeds to JAH are at least ten million dollars ($10,000,000) (“IPO”), the royalties on Net Sales shall be reduced; and, thereafter,  for the duration of the Royalty Term, JAH shall pay to Napo, within thirty (30) days after the end of each Calendar Quarter, a two percent (2%) royalty on annual Net Sales of all Products that are pharmaceuticals approved by the FDA/CVM or the equivalent regulatory agency in another country in the Territory (or are combined with approved pharmaceuticals); and, a one percent (1%) royalty on annual Net Sales of all Products that are Nutraceuticals (or are combined with Nutraceuticals). The foregoing reduced royalties shall be based upon the Net Sales of Product(s) which are then-still subject to royalties on a Product-by-Product, country-by-country, basis as set forth in Section 5.6 below.

5.4.2                     a two percent (2%) royalty on annual Net Sales of all pharmaceutical Non-CRO-Products approved by a Regulatory Authority in the Territory (based upon the Net Sales of Product(s) still subject to royalties on a Product-by-Product, country-by-country, basis as set forth in Section 5.6 below); and, a one percent (1%) royalty on annual Net Sales of all Nutraceutical Non-CRO-Products in the Territory (based upon the Net Sales of Product(s) still subject to royalties on a Product-by-Product, country-by-country, basis as set forth in Section 5.6 below). However, in the event that, at any time prior to December 31, 2015, JAH consummates an IPO, there shall be no further royalties due to Napo on Net Sales of any Non-CRO-Products for the duration of the Royalty Term.

5.5                               Sales Royalty Reductions.  If JAH, in its reasonable business judgment, determines that it is desirable to obtain a license or other rights to any Blocking Patents in order to develop or commercialize a Product in any given country, JAH shall notify Napo to such effect. For purposes of this Section 5.5, “Blocking Patent” means any patent issued to a third party that might present a commercial obstacle to the development, manufacture, use or sale of such Product in a particular country.

5.5.1                     Upon execution of a final agreement with such third party, JAH shall provide an executed copy to Napo. The documented costs paid to such third party (including royalties upfront, initial, milestone and periodic payments, court awarded damages and settlement payments) associated with obtaining such license or other rights shall be shared equally by the Parties in the following manner: all costs shall be paid by JAH to such third party, provided that fifty percent (50%) of such costs shall be reimbursed to JAH by crediting at any one time (until such time as JAH has recovered such fifty percent (50%) of such costs) such costs against up to twenty-five percent (25%) of any sales royalty payments due pursuant to Section 5.4;

and such credit shall be made only on a country-by-country and Product-by-Product basis for the Net Sales of Products which are covered by such third party’s Blocking Patents and the related royalties payable under Section 5.4; and JAH may carry forward any unreimbursed amount to be credited against future payments until the full fifty percent (50%) of such costs (including royalties upfront, initial, milestone and periodic payments, court awarded damages and settlement payments) paid by JAH have been fully recaptured by JAH.

5.5.2                     For clarification, the sales royalty reductions specified in Section 5.5.1 shall apply only to payments made to third parties that are not Affiliates or Sublicensees of JAH for the purpose of acquiring rights to the Blocking Patents. Such sales royalty reductions shall not exceed twenty-five percent (25%) of the sales royalties due under Section 5.4 during any one Calendar Quarter related to the sales of the Product in that given country, and any excess sales royalty reductions shall be carried over to the succeeding Calendar Quarters until the sales royalty reductions are taken to allow JAH to recover in full fifty percent (50%) of such costs. Such sales royalty reductions shall not be applied retroactively and shall be applied only on a going forward basis against future sales royalties to be paid to Napo on a country-by-country and Product-by-Product basis.

5.5.3                     If Napo disagrees with JAH’s assessment in Section 5.5, regarding whether a third party patent is a Blocking Patent, the Parties shall obtain an opinion of independent patent counsel reasonably acceptable to both Parties to make such determination, and such opinion shall be binding on both Parties. In the event that such opinion indicates that there is a Blocking Patent, then the Parties shall immediately proceed in the manner provided in Section 5.5.1.  The Party making the incorrect assessment shall be solely responsible for the fees of such independent patent counsel incurred in connection with this Section 5.5.3.

5.6                               Obligation to Pay Royalties.  The obligation to pay royalties to Napo under this Section 5 is imposed only once with respect to the same unit of Product regardless of the number of Valid Claims pertaining thereto. Payments due under this Section 5 shall be deemed to accrue when sale of Products is recognized by JAH in a manner consistent with GAAP.

5.7                               Royalty Term.

5.7.1                     Napo’s right to receive royalties under Section 5.4 shall expire on a country-by-country and Product-by-Product basis upon the later of (i) ten (10) Calendar Years from the date of First Commercial Sale of a Product in such country on an animal by animal basis and (ii) the first date on which there is no longer (A) a Licensed Patent Right that includes at least one Valid Claim that covers the use, manufacture or sale of such Product or (B) any data exclusivity conferred by the applicable Regulatory Authority, with respect to such Product in such country, and, in the instance of either (ii)(A) or (ii)(B), a competitive product has been introduced into the market in such country (such period, the “Royalty Term”).

5.7.2                     Upon expiration of the last Valid Claim that covers a Product in any given country, the royalty rate on Net Sales of such Product in that country as calculated by Section 5.4 shall be decreased by twenty-five percent (25%) until the end of the Royalty Term for such Product. The royalty paid pursuant to this section is in recognition of the value of the Know-how licensed from Napo to JAH.

Upon expiration of each such Royalty Term, on a country-by-country and Product-by-Product basis, the licenses set forth in Section 2 shall be fully paid up and JAH shall have perpetual licenses with respect to such Products in such countries.

5.8                               Payments and Financial Reports.

5.8.1                     License Fee and Milestone Payments: The payment to be made by JAH to Napo pursuant to Section 5.1 shall be made within thirty (30) days after JAH first recognizes, according to GAAP, cumulative Net Sales, exceeding $2,000,000, of one or more of its Products in the Territory. JAH shall promptly (and in any event within thirty (30) days) following the occurrence of any event triggering a milestone payment under Section 5.2 or Section 5.3 above, notify Napo in writing of such occurrence, and, within ten (10) days thereafter, pay the triggered License Fee or milestone payment, as the case may be.

5.8.2                     Royalty Payments and Reports: Royalty payments and reports for the sale of Product(s) shall be calculated and reported for each Calendar Quarter after the First Commercial Sale. Each payment of royalties, pursuant to Section 5.4, shall be accompanied by a report of Net Sales of Product(s) in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation and on a country-by-country basis, the Net Sales of Product(s) in U.S. Dollars, the deductions pursuant to the definition of Net Sales, the applicable royalty rate, the royalties payable in U.S. Dollars, the method used to calculate the royalty, the taxes withheld, the exchange rates used, and the payment due Napo (“Quarterly Royalty Report”). All such Quarterly Royalty Reports shall be treated as Confidential Information of JAH pursuant to Section 12 below.

5.9                               Exchange Rate, Manner and Place of Payments. All fees payable to Napo under this Section 5 are due on the dates specified and shall be payable in U.S. Dollars. The calculation of royalties payable on Net Sales outside the United States shall be converted to U.S. Dollars, using either (i) the quarterly conversion rate for each foreign currency of the country in which the Net Sales are made calculated as the average of the conversion rate for such currency as published in the Exchange Rate table of The Wall Street Journal (Eastern edition) for the first business day of each month of the Calendar Year for which royalties are payable; or (ii) such other currency calculation method consistently used by JAH, or its Affiliate or Sublicensee in such country.  All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by Napo, unless otherwise specified in writing by Napo.

5.10                        Taxes.  Napo shall be responsible for the payment of any levies or taxes demanded by any governmental authorities resulting from payments received by Napo under this Agreement. In the event that JAH is required to withhold any tax and to pay such tax to the tax or revenue authorities regarding any payment to Napo due to the applicable laws, such amount shall be deducted from the payment to be made by JAH to Napo, and JAH shall pay Napo the amount that would have been otherwise payable under this Agreement, less such deductions. If JAH is required to withhold any tax in any country (i) JAH shall pay such tax in the name of Napo, and (ii) JAH shall provide appropriate documents for Napo to use in claiming the foreign tax credit for such taxes paid or withholding. Each Party agrees to reasonably cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect. JAH shall furnish to Napo written evidence of all such withholding tax as paid to the tax or revenue authorities. For avoidance of doubt, any such withholding taxes shall not be used as a deduction for calculating the Net Sales.

5.11                        Late Payment Charge. In the event that any payment, including the license fee, royalty or milestone payments, due hereunder is not made when due, the payment shall accrue interest from the date due at the annual rate of two percent (2%) over the prime rate of interest reported in The Wall Street Journal (Eastern edition) for the date such amount was due; provided, however, that in no event shall such rate exceed the then-current maximum legal annual interest rate for the State of California. The payment of such interest shall not limit a Party from exercising any other rights it may have as a consequence of the delay of the payment; provided, however, that any late payment will not be considered a material breach of this Agreement unless such payment is more than three (3) months overdue.

5.12                        Prohibited Payments.  Notwithstanding any other provision of this Agreement, if JAH is prevented from paying any such royalty by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty shall be paid by depositing funds in the currency in which accrued, to Napo’s account in a bank acceptable to Napo in the country whose currency is involved.

5.13                        Payments in Equity.  JAH may, at its discretion, elect to remit the License Fee, and any milestone payments and/or royalties in the form of JAH common stock, the value of which shall be the fair market value of such common stock, as shall be determined in good faith by the Board of Directors of JAH, on the date such common stock is issued; and, the Parties may, at that time, or at any time thereafter, negotiate a single, lump-sum payment representing the net present value of all anticipated future payments of License Fee, and any milestone payments and/or royalties.

5.14                        Effect of a Sale of Napo’s Assets.  At any time during the term of this Agreement, immediately upon consummation of the sale to a third party of all assets related to the use, production or exploitation of CRO-Products, any and all rights and licenses granted to JAH by Napo in this Agreement pertaining to the use, production or exploitation of CRO-Products, shall be deemed to be exclusive in the Field of Use, perpetual, fully paid-up, royalty-free and irrevocable, with the right to grant sublicenses.

6                   FINANCIAL REPORTS; AUDITS.

6.1                               Annual Reconciliation.  Within thirty (30) days following the last business day of each Calendar Year, JAH shall reconcile the aggregate royalty payments remitted to Napo quarterly on Net Sales during the immediately preceding Calendar Year with the royalties due Napo on Net Sales annually pursuant to the terms of this Agreement.

6.2                               Audit Rights.  At the request and expense of Napo, JAH (and its Affiliates and Sublicensees, if applicable) shall permit an independent, certified public accountant appointed by Napo and reasonably acceptable to JAH, which is bound by a duty of confidentiality no less protective of JAH’s Confidential Information than Section 12 of this Agreement, during JAH’s regular business hours and upon no less than ten (10) business days written notice, to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales, and the correctness of any royalty payment or other payment made or payable under this Agreement for any period within the current Calendar Year and the preceding two (2) Calendar Years; provided, however, Napo shall be permitted only one (1) such audit for a particular country or countries in any twelve (12) month period.  The accountant shall not disclose to Napo or any other person any information, except that such accountant may disclose to Napo the fact of a deficiency, the lack of a deficiency or the fact of any overpayment, and the degree thereof, including the dollar amount. All results of any such examination shall be promptly made available to JAH.

6.3                               Adjustments.  In the event that any reconciliation or audit reveals an overpayment or an underpayment in the amount of any payments that should have been paid by JAH to Napo, then the overpayment or underpayment amount shall be paid, in the case of an accounting reconciliation, within five (5) business days and in the case of an audit by Napo, within forty-five (45) days after receipt of the final audit report, plus interest, in either case, at the annual rate of eight percent (8.0%) of any underpayment. In addition, notwithstanding the allocation of audit expenses to Napo in Section 6.2 above, if the underpayment is in excess of five percent (5.0%) of the amount that actually should have been paid for the records so audited, then JAH shall promptly reimburse Napo for the documented cost of such audit.

6.4                               Conclusive Determination.  Except in the case of circumstances which would have prevented an error or anomaly from being disclosed during an audit performed under this Section 6, such as fraud, misrepresentation or other willful misconduct or gross negligence to provide accurate information, upon the expiration of three (3) years following the end of any Calendar Year, the calculation of royalties payable with respect to such Calendar Year will be binding and conclusive upon each Party and JAH will be released from any liability or accountability with respect to royalties for such Calendar Year.

7                   TITLE TO INTELLECTUAL PROPERTY

7.1                               Existing and Future Technology. Other than as explicitly set forth in this Agreement, nothing in this Agreement shall be construed as granting either Party any right or license to the other Party’s existing or future Intellectual Property Rights. However, the Parties understand and foresee that continued research and development pursuant to this Agreement or other agreements between the Parties may result in the creation of future Intellectual Property Rights having application within the Field of Use and outside the Field of Use. It is the intent of the Parties, as expressed in the definitions of Jaguar IP, Napo IP and Joint IP, for JAH to own or have an exclusive license to all Intellectual Property Rights developed pursuant to this Agreement that pertain to the Field of Use; and for Napo to have exclusive license to all intellectual property rights developed pursuant to this Agreement outside the Field of Use.

7.2                               Napo IP.  All Napo IP will be owned continuously and exclusively by Napo and shall be subject to the License granted hereunder. Subject to the licenses granted to JAH pursuant to Sections 2.1, and 2.2, and the terms of Sections 2.3 and 2.4, and to certain third party licenses outside the Field of Use, Napo has and shall retain all rights, title and interest in and to the Napo IP (including, without limitation, the Licensed Patents Rights set forth on Appendix 1.29).

7.3                               Jaguar IP.  JAH shall own all rights, title and interest in the Jaguar IP and Napo shall not have any ownership interest in Jaguar IP. JAH grants Napo and its Affiliates a non-exclusive, paid up, irrevocable, worldwide license to Jaguar IP outside the Field of Use.

7.4                               Joint IP.  JAH shall own all rights, title and interest in the Joint IP and Napo shall not have any ownership interest in Joint IP. To the extent that a Napo employee or agent or anyone else with an obligation to assign his or her rights in intellectual property to Napo has contributed to any Joint IP, then Napo shall, and hereby does, assign any right, title and interest in such intellectual property to JAH and shall take any necessary actions, including executing any documents, to perfect JAH’s ownership rights in same. JAH grants Napo and its Affiliates an exclusive, paid up, worldwide license to Joint IP outside the Field of Use.

7.5                               Regulatory Filings and Documents.  JAH and its Affiliates and Sublicensees have and shall retain all right, title and interest in and to any and all registration applications, registrations and other regulatory filings and approvals relating to Napo Technology and/or Product(s), filed pursuant to this Agreement, including without limitation any INADs, NADAs, MUMS Waivers and Regulatory Approvals (the “Product Registration Documents”), except as otherwise specifically provided in this Agreement.

8                   PROSECUTION AND PROTECTION OF INTELLECTUAL PROPERTY

8.1                               Patent Filing and Prosecution.

8.1.1                     Napo IP.  Napo, either itself or its third party licensee, shall have responsibility for the preparation, filing, prosecution, maintenance and defense (for example in a reexamination, reissue, opposition, post grant review or inter partes review proceeding in the United States Patent and Trademark Office or foreign counterpart) of Patents within Napo IP throughout the Territory. To the extent requested by Napo and as necessary, JAH will assist and cooperate with Napo, or a third party licensee, in the preparation, prosecution, maintenance and defense of the Napo IP. To the extent reasonably practicable, Napo shall share copies of applications, patent office correspondence and patent office filings and permit JAH to offer comments on draft submissions. If, in the case of any issued patent within Napo IP, Napo plans to abandon such Patent, Napo shall notify JAH in writing at least thirty (30) days in advance of the due date for making a payment or taking a routine administrative action (not including filing a substantive response in a post-grant proceeding in a patent office or court), and JAH may elect, upon written notice to Napo, to take such action on behalf of Napo or its third party licensee who has the right to take such action.

8.1.2                     Jaguar IP.  JAH shall be responsible, at its sole expense for the preparation, filing, prosecution, maintenance and defense (for example in a reexamination, reissue, opposition, post grant review or inter partes review proceeding in the United States Patent and Trademark Office or foreign counterpart) of all Patents included in Jaguar IP throughout the Territory. Unless and until there occurs a Change In Control of Napo, JAH shall provide Napo copies of applications, patent office correspondence and patent office submissions related to Jaguar IP generated pursuant to this Agreement and, to the extent necessary or practicable, provide Napo with an opportunity to comment on draft submissions and will take any comments into account. Upon JAH’s request, Napo shall cooperate with and assist JAH in the preparation, filing, prosecution, maintenance and defense of Patents within Jaguar IP.

8.1.3                     Joint IP.  JAH shall be responsible for the preparation, filing, prosecution, and maintenance and defense (for example in a reexamination, reissue, opposition, post grant review or inter partes review proceeding in the United States Patent and Trademark Office or foreign counterpart) of all Patents included in Joint IP throughout the Territory. JAH shall provide Napo copies of applications, patent office correspondence and patent office submissions related to Joint IP generated pursuant to this Agreement and, to the extent necessary or practicable, provide Napo with an opportunity to comment on draft submissions and will take any comments into account. Upon JAH’s request, Napo shall cooperate with and assist JAH in the preparation, filing, prosecution, maintenance and defense of Patents within Joint IP.

8.2                               Patent Enforcement.

8.2.1                     In the event that either Party becomes aware of any infringement, unauthorized use, misappropriation or ownership claim or threatened infringement or other such claim, including an ANDA or ANADA filing, in the Territory by a third party with respect to the Napo IP or Jaguar IP or Joint IP, such Party (the “Notifying Party”) will promptly advise the other Party of all the relevant facts and circumstances known by the Notifying Party in connection with the infringement, misappropriation or claim.

8.2.2                     Napo shall have the sole right and responsibility (as to JAH and subject to rights of Napo’s third party licensees) to enforce the Napo IP against any third party with respect to any such infringement, misappropriation or claim. Napo shall have the full right to make decisions regarding whether to enforce any Napo IP and shall have full control over the prosecution, maintenance and settlement of any enforcement actions at its own cost. All proceeds from any such enforcement action shall be allocated to Napo (subject to reimbursement of reasonable expenses incurred by JAH as necessary, and if requested by Napo to institute and prosecute the enforcement action).

8.2.3                     JAH shall have the sole right and responsibility (as to Napo) to enforce the Jaguar IP and Joint IP against any third party with respect to any such infringement, misappropriation or claim. JAH shall have the full right to make decisions regarding whether to enforce any Jaguar IP and Joint IP and shall have full control over the prosecution, maintenance and settlement of any enforcement actions at its own cost. All proceeds from any such enforcement action shall be allocated to JAH (subject to reimbursement of reasonable expenses incurred by Napo as necessary and if requested by JAH to institute and prosecute the enforcement action).

8.2.4                     If, with respect to Napo IP, Napo elects not to take any action to initiate enforcement for such alleged infringement or misappropriation, Napo shall notify JAH with its election and

JAH may, at its own expense, enforce any of the Intellectual Property Rights in Napo IP against such infringement or misappropriation, bring an action against any third party suspected of infringement or misappropriation of same and control the defense of any counterclaim or declaratory judgment action (or other action) relating thereto.  For clarity, this provision does not apply if a third party licensee of the Napo IP elects to take action against the suspected infringer for enforcement of Napo IP and JAH’s right to institute, prosecute, maintain and settle such an action is subject to rights of Napo’s third party licensees. Any recovery obtained as a result of such action shall be applied first to the documented legal fees and other costs and expenses actually incurred by JAH in connection with the action and those reasonably incurred by Napo as necessary for the filing and prosecution of the action on a pro-rata basis, and the remainder, after recovery of all such costs and expenses, shall be allocated to JAH.

8.3                               Patent Infringement.

8.3.1                     In the event that during the term of this Agreement a suit or action is brought against either Napo or JAH, or both of them, by a third party alleging that the development, manufacture, use or sale of the Napo Technology in the Field of Use and/or the Product(s) in the Field of Use in the Territory infringes upon any Intellectual Property Rights of such third party, the Party being so sued shall immediately give the other Party notice of same.

8.3.2                     Except for suits or actions covered by Napo’s indemnification obligation pursuant to Section 11.2 (which shall be handled as provided in Section 11), JAH shall have the right, but not the obligation, to defend against such action, on behalf of JAH or both Parties.

8.4                               General.

8.4.1                     At the request and reasonable expense of the other Party, Napo and JAH will reasonably cooperate in the prosecution of any enforcement action brought by either Party against a suspected third party infringer or defense of any claims brought against the other Party pursuant to this Agreement and shall voluntarily join any such litigation if so required by law. Napo and JAH will execute all documents reasonably necessary for the relevant Party to prosecute and/or defend against such action, and shall provide documents and help with making contacts to witnesses that are, or were, their employees, consultants or otherwise connected to them, whose testimony, in the judgment of the attorneys handling the law suit (or Napo’s or JAH’s counsel in the event the proceedings will be brought only on the name of one Party), is necessary to allow such litigation to go forward. Each Party, in litigating any such infringement actions, shall keep the other Party reasonably informed as to the status of such actions. Each Party has the right to be represented by counsel of its choice at its own expense except for reasonable, necessary expenses reimbursable hereunder.

9                   WARRANTIES, REPRESENTATIONS AND COVENANTS

9.1                               General. Each Party hereby represents and warrants that: (i) it has the full power and authority to enter into this Agreement, and to convey the rights herein conveyed, and to perform the obligations as set forth in this Agreement; (ii) entering this Agreement and performance thereof shall not constitute a breach of any agreement, contract, understanding and/or obligation that it is currently bound by, the breach of which would have a material adverse impact on such Party’s ability to perform hereunder; and (iii) it has the financial capacity, as well as the necessary experience and expertise, to carry out all its obligations hereunder, and that in carrying out its undertakings and responsibilities pursuant to this Agreement, it shall obtain all necessary approvals and consents and shall comply with all applicable laws and regulations, licenses, permits, and approvals.

9.2                               Additional Napo Representations. As of the Effective Date of this Agreement, Napo represents, warrants and covenants that:

9.2.1                     The Napo Technology and Napo IP in the Field of Use are and shall remain solely owned or exclusively controlled by Napo (subject to the terms of this Agreement) through a valid, enforceable and fully paid license, during the term of this Agreement.

9.2.2                     It has not granted, and during the term of this Agreement, it shall not grant, any rights to the Napo Technology, Napo IP, Joint IP or the Jaguar IP that may derogate from the rights granted to JAH hereunder, and further that no third party has any rights to the Napo Technology, Napo IP, Joint IP or Jaguar IP that could be asserted against JAH or could prevent JAH from exercising its rights hereunder.

9.2.3                     Napo has not received any notice or other communication from any third party, including any Regulatory Authority or any other governmental authority, but not including an Office Action received during the course of patent prosecution, which contests the ownership, validity or enforceability of the Napo IP or any part thereof.

9.2.4                     There has been no ex parte or inter partes proceedings (such as oppositions, interferences, reexaminations, reissues, or nullity actions) known to Napo anywhere in the Territory, regarding any of the Licensed Patent Rights.

9.2.5                     Napo has obtained the assignments of all interests and all rights of any and all third parties (including but not limited to present or former employees) with respect to the Napo IP.

9.3                               Napo Covenant.  During the term of this Agreement, Napo agrees that neither it nor any of its Affiliates shall develop, manufacture or sell, or enter into an agreement, contract or arrangement to provide services (or to otherwise provide such services) to any third party that could be used to develop, manufacture or sell, a Product within the Field of Use in the Territory or any other product containing any Napo Technology for use within the Field of Use. This covenant shall be binding on any Napo Acquiror only with respect to those Intellectual Property Rights of Napo which are actually acquired by such Napo Acquiror.

9.4                               DISCLAIMER.  EXCEPT AS EXPRESSLY SET FORTH ABOVE, (I) EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES AND REPRESENTATIONS, SUCH AS THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (II) ALL NAPO TECHNOLOGY, INFORMATION AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EITHER PARTY HEREUNDER ARE PROVIDED “AS IS” AND WITHOUT WARRANTY.

10            LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION, LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, EVEN IF IT HAS BEEN PUT ON NOTICE OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 10 SHALL NOT APPLY TO THE PARTIES’ (I) RIGHTS AND OBLIGATIONS REGARDING CONFIDENTIALITY UNDER SECTION 12; AND (II) INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTION 11.

11            INDEMNIFICATION

11.1                        Indemnification by JAH. JAH shall defend, indemnify and hold Napo, its Affiliates, and the officers, directors, employees, consultants, contractors and agents of each of them, harmless from and against any losses, costs, damages, liabilities, fees and expenses (including reasonable fees of attorneys and other professionals) arising out of any third party claim to the extent relating to (i) gross negligence or willful misconduct of JAH or its Affiliates (other than Napo) or

Sublicensees and their respective directors, officers, employees, consultants, contractors and agents, in performance of this Agreement; or (ii) any breach by JAH of any of its covenants, representations and warranties hereunder, or (iii) the manufacture, sale or use of the Product(s) (unless such claim is subject to indemnification by Napo pursuant to Section 11.2).

11.2                        Indemnification by Napo. Napo shall defend, indemnify and hold JAH and its Affiliates and Sublicensees, and the officers, directors, employees, consultants, contractors and agents of each of them, harmless from and against any losses, costs, damages, liabilities, fees and expenses (including reasonable fees of attorneys and other professionals) arising out of any third party claim to the extent relating to (i) gross negligence or willful misconduct of Napo or its Affiliates or its licensees (in either case, other than JAH) or its sublicensees and their respective directors, officers, employees, consultants, contractors and agents, in performance of this Agreement, or (ii) any breach by Napo of any of its covenants, representations and warranties hereunder.

11.3                        Notice of Indemnification. As soon as reasonably possible after an indemnified party becomes aware of any potential liability hereunder, such indemnified party shall deliver written notice to the indemnifying party, stating the nature of the potential liability; provided, however, that the failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. The indemnifying party shall have the right to assume the defense of any suit or claim related to the liability if it has assumed responsibility for the suit or claim in writing; provided, however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business, operations or assets of the indemnified party, the indemnified party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such indemnified party may have at law or in equity. In the defense of any claim or litigation, the indemnifying party shall not, except with the prior written consent of the other Party, enter into a settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such other Party a complete release from all liability in respect of such claim or litigation.

11.4                        Participation in Defense. If the indemnifying party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

11.5                        Complete Indemnification.  As the Parties intend complete indemnification, all costs and expenses, including without limitation, reasonable legal fees and expenses, actually incurred by an indemnified party in connection with enforcement of Sections 11.1 or 11.2 shall also be reimbursed by the indemnifying party.

12            CONFIDENTIALITY

12.1                        Confidentiality Obligations. Except to the extent expressly authorized by this Agreement, each of JAH and Napo (each a “Recipient”) (a) shall hold the other Party’s (the “Discloser”) Confidential Information in strict confidence, (b) shall not disclose such Confidential Information to any third party and shall implement practices and procedures as necessary to prevent such disclosure, which steps shall include at least those taken by the Recipient to protect its own confidential information of like kind, and (c) shall use such Confidential Information only as expressly authorized by this Agreement unless the Parties shall have agreed otherwise in writing.  Both Parties agree that in order to ensure that each Party understands which information is deemed to be confidential, all Confidential Information will be in written form and clearly marked as “Confidential,” and if the Confidential Information is initially disclosed in oral or some other non-written form, it will be confirmed and summarized in writing and clearly marked as “Confidential” within thirty (30) days of disclosure. The Recipient shall hold such Confidential Information in confidence and shall treat such information in the same manner as it treats its own confidential information but not less than with a reasonable degree of care. The Recipient may disclose the Discloser’s Confidential Information to the Recipient’s Affiliates, Sublicensees, and

their respective directors, officers, employees, consultants, agents, subcontractors and/or any other person or entity acting on Recipient’s behalf, individually or collectively (collectively “Representatives”) who have a bona fide need to access the Confidential Information, but only to the extent reasonably necessary to exercise the Recipient’s rights and fulfill the Recipient’s obligations under this Agreement. Each Recipient (i) shall inform all those Representatives to whom Confidential Information is disclosed that such Confidential Information is, in fact, confidential and is not to be disclosed to third parties, (ii) shall obligate all Representatives in writing to abide by nondisclosure and nonuse obligations reasonably comparable to those set forth in this Agreement, and (iii) shall be responsible for, and indemnify the Discloser from and against, any noncompliance by its Representatives. In addition, the Recipient shall promptly notify the Discloser in writing of any unauthorized use or disclosure of any Confidential Information.

12.2                        Exclusions.  The undertakings and obligations under this Section 12 shall not apply to any part of the Confidential Information of the Discloser which:

(i)             was known to the Recipient prior to disclosure by the Discloser;

(ii)          was generally available to the public prior to disclosure to the Recipient;

(iii)       is disclosed to Recipient by a third party who is not bound by any confidentiality obligation, having a legal right to make such disclosure;

(iv)      has become through no act or failure to act on the part of the Recipient public information or generally available to the public; or

(v)         was independently developed by Recipient without reference to or reliance upon the Confidential Information, as evidenced by reliable written records.

12.3                        Exceptions.  The obligations of this Section 12 shall not apply to Confidential Information that:

(i)             is submitted to a Regulatory Authority to facilitate the issuance of, or otherwise in connection with, correspondence and/or submissions filed for any Regulatory Approval of a Product, provided, that, reasonable measures shall be taken to assure confidential treatment of such information;

(ii)          is provided by the Recipient to third parties under confidentiality agreements having provisions at least as stringent as those in this Agreement, for consulting, manufacturing development, manufacturing, external testing and marketing research with respect to any of the subject matter of this Agreement; and, with respect to JAH, to third parties who are actual or potential Sublicensees or other development/marketing partners of JAH;

(iii)       is provided by the Recipient to actual or prospective investors, or to a Party’s accountants, attorneys and other professional advisors, and in the case of disclosure to such prospective investors, accountants, attorneys and advisors, in each such case, only under confidentiality terms having provisions at least as stringent as those in this Section 12;

(iv)      is otherwise required to be disclosed in compliance with Applicable Laws or regulations (including, without limitation and for the avoidance of doubt, the requirements of the U.S. Securities and Exchange Commission, or any other stock exchange on which securities issued by a Party are traded) or order by a court or other governmental authority having competent jurisdiction; provided, that, if a Recipient is required to make any such disclosure of a Discloser’s Confidential Information, the Recipient will give reasonable advance written notice to the Discloser of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its Commercially Reasonable Efforts to secure confidential treatment of such Confidential Information required to be disclosed; or

(v)         is submitted to a patent-granting government authority/agency in connection with the Patents related to a Product, provided, that, reasonable measures shall be taken to assure confidential treatment of such information.

12.4                        Injunction.  JAH and Napo acknowledge that the respective Confidential Information of the other Party is of special and unique significance to each of them and that any unauthorized disclosure or use of the Confidential Information could cause irreparable harm and significant injury to the Discloser that may be difficult to ascertain. Accordingly, the Parties acknowledge that money damages are an inadequate remedy for a breach of this Section 12, and that a Party shall be entitled to specific performance or injunctive relief against the breach of any provision hereof, without posting any bond (unless such bond is required by statute and the statute mandating the bond does not permit such bond to be waived) and without showing actual damages. No right or remedy reserved to either Party is intended to be exclusive of any other right or remedy and each right or remedy shall be cumulative and in addition to any right or remedy existing at law or in equity or by statute.

12.5                        Survival Term.  The provisions relating to confidentiality in this Section 12 shall remain in effect during the term of this Agreement and for a period of ten (10) years after its termination.

13            PUBLICATION

The Parties acknowledge that scientific lead-time is a key element of the value of the Jaguar IP, Napo IP and/or Joint IP, and further agree that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the activities conducted hereunder. At least thirty (30) days prior to submission of any material related to the development of Jaguar IP, Napo IP and/or Joint IP for publication or presentation, the submitting Party shall provide to the other Party a draft of such material for its review and comment. Such other Party shall provide any comments to the submitting Party within twenty (20) days after receipt of such materials and the publishing Party shall consider such comments in good faith and shall respond reasonably regarding requested changes. No publication or presentation with respect to Jaguar IP, Napo IP and/or Joint IP and/or to development activities relating to Jaguar IP, Napo IP and/or Joint IP, in the Field of Use or outside the Field of Use, as the case may be, shall be made by either Party without prior written approval of the other Party, and unless and until any information determined by the non-publishing Party to be Confidential Information has been removed. If requested in writing by the non-publishing Party, the publishing Party shall withhold material from submission for publication or presentation for an additional thirty (30) days to allow for the filing of a patent application or the taking of such other measures as may be required to establish and preserve proprietary rights in the information in the material being submitted for publication or presentation.

Publications and presentations are permissible by either Party under those identified circumstances set for above in Section 12.3 (Exceptions to Confidentiality), to the extent applicable.

14            TERM AND TERMINATION

14.1                        Term. This Agreement shall be effective from the Effective Date and shall continue in full force and effect and shall terminate (i) on a Product-by-Product and country-by-country basis at the end of the Royalty Term set forth in Section 5.7 and (ii) in its entirety on the expiration of all Royalty Terms for all Products in all countries in the Territory, unless earlier terminated, in accordance with this Section 14.

14.2                        Termination for Cause. Without derogating from any other remedies that any Party may have under the terms of this Agreement or at law or in equity, each Party shall have the right, upon a thirty (30) day prior written notice, to terminate this Agreement forthwith upon the occurrence of any of the following:

14.2.1              The commission of a material breach by the other Party of its obligations hereunder, and such other Party’s failure to remedy such breach within ninety (90) days after being requested in writing to do so; or

14.2.2              The other Party’s liquidation or bankruptcy, whether voluntarily or otherwise, or if it makes an assignment for the benefit of creditors, if such proceeding is not dismissed within ninety (90) days after the filing thereof;

14.3                        Termination by JAH without Cause. Notwithstanding the foregoing, JAH shall be entitled, in its sole discretion, to terminate this Agreement without cause and without penalty or any compensation obligation at any time during the term of this Agreement by providing a ninety (90) days prior written notice to Napo.

14.4                        Accrued Obligations. Except as otherwise specified herein, the termination of this Agreement for any reason shall not relieve either Party of any obligations which shall have accrued prior to such termination, including the payments owed under Section 5.

14.5                        Effect of Termination.

14.5.1              Upon any termination of this Agreement (A) by Napo under Section 14.2, or by JAH under Section 14.3, in which case the costs and expenses incurred by either Party to execute on the following shall be paid by JAH, or (B) by JAH under Section 14.2, in which case the costs and expenses incurred by either Party to execute on the following shall be paid by Napo: (i) the License granted by Napo to JAH under the Agreement shall cease immediately; (ii) any unpaid license fee under Section 5.1 shall be paid and any other payments which had accrued or become payable prior to the date of termination shall survive termination of this Agreement and shall be paid; (iii) each Party shall return to the other Party within thirty (30) days of termination the other Party’s Confidential Information including any Confidential Information shared with Representatives pursuant to Section 12.1, or shall certify that, to such Party’s knowledge, any Confidential Information not returned to the Discloser has been destroyed; (iv) upon the payment of reasonable consideration to be negotiated, JAH shall transfer to Napo, ownership of all Product Registration Documents made or filed for the Product(s) in the Territory, if permitted by applicable laws and regulations; (v) all Sublicenses granted to Sublicensees by JAH  under this Agreement shall continue in full force and effect if permitted by the terms and conditions of the respective Sublicense agreements, and, if permitted under the terms and conditions of such Sublicense agreements, JAH will assign to Napo such Sublicense agreements; except that if said Sublicense agreement has terms which are not at least as favorable to Napo as are the terms of this Agreement for the applicable continuing business of such Sublicense, then such Sublicense will need to either be (i) modified to achieve such favorable terms, or (ii) terminated.

14.5.2              In the event of any termination or expiration of this Agreement, if such termination or expiration occurs after the First Commercial Sale of Product in the Territory, during the nine (9) month period following termination or expiration of this Agreement, JAH may sell its then-existing inventory of Products in the Territory and complete the manufacture of and dispose of any Products constituting work-in-progress then being manufactured, and will pay all amounts due to Napo hereunder with respect to any Net Sales of such inventory occurring during such nine (9) month period. Additionally, the Parties’ rights and obligations under this Agreement will continue during such nine (9) months after the expiration or termination of this Agreement, to the extent applicable to such sales.

14.5.3              Following the expiration of the term of this Agreement with respect to a Product in any country in the Territory pursuant to Section 14.1, any and all rights and licenses granted to JAH by Napo in this Agreement shall be deemed to be non-exclusive, perpetual, fully paid-up and irrevocable, with the right to grant sublicenses, to continue to make, have made, market, distribute and sell the Products in such country, using the Napo IP, Joint IP and the Jaguar IP in connection therewith.

14.6                        Survival. The following provisions of this Agreement shall survive the termination or expiration hereof:

Section 1	-	Definitions
Sections 2.3 - 2.5	-	To the extent applicable per Section 14.5
Sections 5.1, 5.4 - 5.13	-	To the extent applicable per Section 14.5
Section 6	-	Financial Reports; Audits
Section 7	-	Title to Intellectual Property
Section 8.2 - 8.4	-	To the extent applicable per Section 14.5
Section 9.4	-	Disclaimer
Section 10	-	Limitation of Liability
Section 11	-	Indemnification
Section 12	-	Confidentiality
Section 13	-	Publication
Section 14.4	-	Accrued Obligations
Section 14.5	-	Effect of Termination
Section 14.6	-	Survival
Section 15	-	Dispute resolution, Governing Law and Venue
Section 16	-	General Provisions

14.7                        Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement are and shall otherwise be deemed to be, for purposes of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

15            DISPUTE RESOLUTION, GOVERNING LAW AND VENUE

15.1                        Dispute Resolution.  Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (hereinafter referred to as “Dispute”), shall be referred promptly for decision to a senior executive of each Party not involved in the Dispute. If no resolution is reached between such senior executives within thirty (30) days of the initiating request by one of the Parties, then the aggrieved Party shall be at liberty to proceed with legal or equitable action at such Party’s election. Consistent with the American Rule, each Party shall pay all of its own expenses in any legal or equitable action, including without limitation, its own attorneys’ fees, court costs, expert and consultant expenses.

15.2                        Governing Law.  This Agreement and the rights of the Parties shall be interpreted and governed by the laws of California without reference to its conflicts of law principles.

15.3                        Jurisdiction and Venue.  The Parties hereto hereby agree that all actions and proceedings relating directly or indirectly to such dispute shall be brought and maintained in any state or federal court located in San Francisco County, California. The Parties hereby consent to jurisdiction and venue in any such court in California.

16            GENERAL PROVISIONS

16.1                        Headings. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the interpretation of this Agreement.

16.2                        Entire Agreement; Amendment. This Agreement (including the appendices attached hereto) constitutes the entire agreement between the Parties with respect to the subject matter otherwise set forth in this Agreement, and supersedes all prior agreements, arrangements, dealings or writings between the Parties with respect to the subject matter set forth in this Agreement (including this Agreement as originally executed, which original version is hereby amended, superseded and replaced by the version signed by the Parties as of the Restatement Date).  No subsequent alteration, amendment change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

16.3                        Counterparts and Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement (and each amendment, modification and waiver in respect of it) by facsimile or other electronic transmission, if identified, legible and complete, will be regarded as an original signature and shall be as effective as delivery of a manually executed original counterpart of each such instrument.

16.4                        Assignment. Neither Party may assign this Agreement or its rights and/or obligations hereunder in whole or in part, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, provided that either Party shall be entitled, at any time, to assign this Agreement or any of its rights and/or obligations under this Agreement to an Affiliate of such Party or to a third party which acquires all or substantially all of that Party’s business related to this Agreement (which, for purposes of JAH, shall mean the assumption of the obligations of this Agreement, taken as a whole), whether by merger, sale of assets or otherwise, provided that the assignee shall assume performance of any and all financial liabilities hereunder of the assigning Party.

16.5                        Subcontracting.  JAH may subcontract any responsibility under this Agreement that it reasonably deems necessary or useful without obtaining the consent (written or otherwise) of Napo. Napo may not subcontract any responsibility under this Agreement unless it obtains JAH’s prior written consent. In any event, the subcontracting Party shall at all times remain primarily responsible and liable for all such activities.

16.6                        Waiver. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the Party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure by any Party hereto to take any action against any breach of this Agreement or default by another Party hereto shall constitute a waiver of the former Party’s rights to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other Party.

16.7                        Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the Applicable Laws of any applicable jurisdiction, the invalid or unenforceable part or provision shall, provided that it does not go to the essence of this Agreement, be replaced with a revision which accomplishes, to the extent possible, the original commercial purpose of such part or provision in a valid and enforceable manner, and the balance of this Agreement shall remain in full force and effect and binding upon the Parties hereto.

16.8                        Independent Contractors. This Agreement shall make neither JAH nor Napo the agent or legal representative of the other Party. Each Party shall be an independent contractor, not an employee or partner of the other Party, and the manner in which each Party renders its services under this Agreement shall be within its sole discretion. Neither JAH nor Napo is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other, with regard to any manner or thing under this Agreement, unless otherwise specifically agreed upon in writing.

16.9                        Further Actions. Each Party agrees to execute, acknowledge and deliver such further documents and instruments and do any other acts, from time to time, as may be reasonably necessary, to effectuate the purposes of this Agreement.

16.10                 Force Majeure. Neither Party shall be responsible to the other Party for failure or delay in performing any of its obligations under this Agreement or for other non-performance hereof to the extent that such delay or non-performance is occasioned by a cause beyond the reasonable control and without fault or negligence of such Party, including, but not limited to earthquake, fire, flood, explosion, discontinuity in the supply of power, court order or governmental interference, acts of God, strike or other labor trouble, act of war or terrorism, and provided that such Party will inform the other Party as soon as is reasonably practicable, and that it will entirely perform its obligations immediately after the relevant cause has ceased its effect.

16.11                 Notices. Notice or other communication required or authorized to be given by any Party under this Agreement to the other Party shall be in writing and shall be personally delivered, sent by facsimile transmission or electronic mail, (with a copy by ordinary U.S. Mail in either case), or by registered or certified U.S. Mail with postage pre-paid, or dispatched by a nationally recognized private courier addressed to the other Party at the address set forth in the preamble of this Agreement, or such other address as shall be specified by the Party by notice in accordance with the provisions of this Section 16.11.

16.12                 Interpretation; Singular; Plural; Use of Words.  The Preamble, Definitions, and Appendices hereto form an integral part of this Agreement. In the event of any discrepancy between the terms of this Agreement and any Appendix hereto, the terms of this Agreement shall prevail. The definitions of the terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” (regardless of whether it is actually written there (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)). The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document in this Agreement shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement); (b) any reference in this Agreement to any person shall be construed to include the person’s successors and assigns; (c) the words “herein,” “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; and (d) all references in this Agreement to Recitals, Sections or Appendices shall be construed to refer to the recitals, sections and appendices of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Amended and Restated License Agreement as of the date below.

JAH	Napo

Signature:	Signature:

/s/ Lisa A. Conte	/s/ Charles O. Thompson

Name: Lisa A. Conte	Name: Charles O. Thompson

Title: Interim Chief Executive Officer	Title: Chief Financial Officer

Date: August 6, 2014	Date: August 6, 2014

APPENDIX 1.29

LICENSED PATENT RIGHTS

[See attached]

APPENDIX 1.29

LICENSED PATENT RIGHTS

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03001	US	United States of America	60/797074	01-May-2006	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME					N/A		Expired
119557-03002	US	United States of America	11/510152	24-Aug-2006	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	US-2007-0254050-A1	01-Nov-2007			N/A	Napo Pharmaceuticals, Inc.	Abandoned on December 14, 2011
119557-03003	US	United States of America	13/304604	25-Nov-2011	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	US-2012-0189720-A1	26-Jul-2012			N/A	Napo Pharmaceuticals, Inc. Assignment not available. Continuation of US 11/510,152	Pending Awaiting further action from USPTO Response to OA filed May 8, 2014
119557-03020	WO	Patent Cooperation Treaty	PCT/US2007/067725	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	WO/2007/130882	15-Nov-2007			N/A	Napo Pharmaceuticals, Inc. and Trine Pharmaceuticals, Inc.	National
119557-03023	AR	Argentina	P070101888	02-May-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	AR060829A1	16-Jul-2008			None	Napo Pharmaceuticals, Inc.	Pending Application awaiting Examination
119557-03024	AU	Australia	2007248172	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME		15-Nov-2007	2007248172	04-Jul-2013	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03026	CA	Canada	2650294	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	2650294				N/A	Napo Pharmaceuticals, Inc.	Pending
119557-03027	CL	Chile	1243-2007	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME					Opposition filed in 2008	Napo Pharmaceuticals, Inc.	Pending
119557-03035	EP	European Patent Convention	07761541.7	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	2034844	18-Mar-2009			N/A	Napo Pharmaceuticals, Inc.	Pending Communication under Article 94(3) EPC dated February 11, 2014
119557-03037	GC	Gulf Cooperation Council	GCC/P/2007/8244	01-May-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME					N/A	Napo Pharmaceuticals, Inc.	Pending Under examination
119557-03039	HK	Hong Kong	09108148.5	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	1128861A	13-Nov-2009			N/A	Napo Pharmaceuticals, Inc.	Pending
119557-03040	IN	India	8912/DELNP/2008	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME					None	Napo Pharmaceuticals, Inc.	Pending Awaiting Examination
119557-03043	JP	Japan	2009-509982	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	2009-509982	30-Apr-2007	5384329	03-Oct-2013	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03046	KR	Korea, Republic of	10-2008-7029446	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	10-2009-0009291	22-Jan-2009			None	Napo Pharmaceuticals, Inc.	Pending Application under Examination
119557-03048	MX	Mexico	MX/a/2008/013871	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME						Napo Pharmaceuticals, Inc.	Pending Application under Examination
119557-03051	NZ	New Zealand	572048	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME			572048	11-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03056	PE	Peru	533-2007	02-May-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME					None	Napo Pharmaceuticals, Inc./Trine Pharmaceuticals, Inc.	Abandoned
119557-03060	SG	Singapore	200807687-9	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME					N/A	Napo Pharmaceuticals, Inc.	Abandoned
119557-03063	TW	Taiwan	96115334	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	200810772	01-Mar-2008			N/A	Napo Pharmaceuticals, Inc./Trine Pharmaceuticals, Inc.	Pending 1/3/14 - Petition for reexamination filed
119557-03064	TH	Thailand	0701002130	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME						Napo Pharmaceuticals, Inc./Trine Pharmaceuticals, Inc.	Pending Not yet published

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03069	VE	Venezuela	07-00875	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME

Yes
• Opposition published in the Official Bulletin No. 528 dated April 18, 2012.
• This opposition was filed by The Chamber of the Pharmaceutical Industry — Cifar (La Cámara de la Industria Farmacéutica - Cifar) on June 25, 2010.
• The corresponding Reconsideration Recourse (Appeal) was filed on June 5, 2012.

											Napo Pharmaceuticals, Inc./Trine Pharmaceuticals, Inc.	Pending
119557-03071	BD	Bangladesh	94/2007	29-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME						Napo Pharmaceuticals, Inc. and Trine Pharmaceuticals, Inc.	Pending
119557-03077	BO	Bolivia	SP-270146	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME							Abandoned

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03078	PA	Panama	87249	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME					None	Napo Pharmaceuticals, Inc. and Trine Pharmaceuticals, Inc.	Granted
119557-03079	PY	Paraguay	13051/2007	30-Apr-2007	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME					None	Napo Pharmaceutical LC	Granted
119557-03091	NZ	New Zealand	595749	13-Oct-2011	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME			595749	04-Mar-2014	None	Napo Pharmaceuticals, Inc.	Granted
119557-03099	SG	Singapore	201105523-3	01-Aug-2011	METHOD FOR TREATMENT OF DIARRHEA-PREDOMINANT IRRITABLE BOWEL SYNDROME	174025	29-Sep-2011			N/A	Napo Pharmaceuticals, Inc.	Pending
119557-03101	US	United States of America	60/797076	01-May-2006	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME					N/A		Expired
119557-03102	US	United States of America	11/741796	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	US 2008-0031983 A1	07-Feb-2008	7556831	07-Jul-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03103	US	United States of America	12/476590	02-Jun-2009	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME			8067041	29-Nov-2011	None	Napo Pharmaceuticals, Inc. (Assignment not available. Listed on face of Patent)	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03104	US	United States of America	13/271624	12-Oct-2011	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	US-2012-0128797-A1	24-May-2012			N/A	Napo Pharmaceuticals, Inc. (Assignment not available. Continuation of USP 8067041)	Pending Awaiting First Action
119557-03114	AT	Austria	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03115	MC	Monaco	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03116	PL	Poland	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03117	HU	Hungary	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03118	CY	Cyprus, Republic of	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03120	WO	Patent Cooperation Treaty	PCT/US2007/067739	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	WO 2007/130892	15-Nov-2007				Napo Pharmaceuticals, Inc. and Trine Pharmaceuticals, Inc.	National
119557-03124	AU	Australia	2007248182	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME			2007248182	05-Sep-2013	None	Napo Pharmaceuticals, Inc.	Granted
119557-03126	CA	Canada	2650022	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2650022				N/A	Napo Pharmaceuticals, Inc.	Pending
119557-03135	EP	European Patent Convention	07761552.4	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	EP2015639	21-Jan-2009			N/A	Napo Pharmaceuticals, Inc.	Withdrawn on December 10, 2010
119557-03139	HK	Hong Kong	10110100.4	27-Oct-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	1143541A	07-Jan-2011			None	Napo Pharmaceuticals, Inc.	Granted
119557-03140	IN	India	8911/DELNP/2008	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME					None	Napo Pharmaceuticals, Inc.	Pending Application awaiting Examination

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03143	JP	Japan	2009-509989	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME					None	Napo Pharmaceuticals, Inc.	Withdrawn Demand for trial has not been filed in response to the decision of refusal dated 29 July, 2013.
119557-03146	KR	Korea, Republic of	10-2008-7029447	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME					None	Napo Pharmaceuticals, Inc.	Pending Application under Examination
119557-03148	MX	Mexico	MX/a/2008/013768	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME		26-Jul-2013	311804		None	Napo Pharmaceuticals, Inc.	Granted
119557-03151	NZ	New Zealand	572049	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME			572049	11-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03154	NO	Norway	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012			According to EPO asscociate, this country was not designated/validated
119557-03155	BG	Bulgaria	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03156	CZ	Czech Republic	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03157	EE	Estonia	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03158	SK	Slovakia	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03159	SI	Slovenia	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03160	SG	Singapore	200807678-8	30-Apr-2007	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME					N/A	Napo Pharmaceuticals, Inc.	Withdrawn
119557-03161	RO	Romania	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03162	LT	Lithuania	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03163	LV	Latvia	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03164	MT	Malta	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03165	HR	Croatia	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03166	MK	Macedonia	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03167	SM	San Marino	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012			According to EPO asscociate, this country was not designated/validated
119557-03168	AL	Albania	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	AL-P-2013-000034	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03169	RS	Serbia	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03170	BA	Bosnia and Herzegovina	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03171	ME	Montenegro	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03178	SG	Singapore	201002504-7	09-Apr-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	161259	27-May-2010	161259	31-Dec-2013	None	Napo Pharmaceuticals, Inc.	Granted
119557-03179	EP	European Patent Convention	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03180	CH	Switzerland	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03181	DE	Germany	602007027555.5	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03182	DK	Denmark	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03183	ES	Spain	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03184	PT	Portugal	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03185	FR	France	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03186	GB	United Kingdom	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03187	TR	Turkey	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03188	LI	Liechtenstein	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03189	IE	Ireland	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03190	IT	Italy	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03191	NZ	New Zealand	595679	10-Oct-2011	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME					None	Napo Pharmaceuticals, Inc.	Granted
119557-03192	GR	Greece	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03193	NL	Netherlands	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03194	IS	Iceland	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03195	LU	Luxembourg	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03196	FI	Finland	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03197	BE	Belgium	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03198	SE	Sweden	10007687.6	23-Jul-2010	METHOD FOR TREATMENT OF CONSTIPATION-PREDOMINANT IRRITABLE BOWEL SYNDROME	2241318	20-Oct-2010	2241318	19-Dec-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03201	US	United States of America	60/797075	01-May-2006	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY BOWEL DISEASE, FAMILIAL ADENOMATOUS POLYPOSIS AND COLON CANCER							Expired
119557-03202	US	United States of America	11/741797	30-Apr-2007	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY BOWEL DISEASE, FAMILIAL ADENOMATOUS POLYPOSIS AND COLON CANCER	US 2008-0031984 A1	07-Feb-2008			N/A	Napo Pharmaceuticals, Inc.	Pending Nonfinal Rejection - December 23, 2013
119557-03220	WO	Patent Cooperation Treaty	PCT/US2007/067741	30-Apr-2007	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY BOWEL DISEASE, FAMILIAL ADENOMATOUS POLYPOSIS AND COLON CANCER	WO/2007/130893	15-Nov-2007					National

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03224	AU	Australia	2007248183	30-Apr-2007	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY BOWEL DISEASE, FAMILIAL ADENOMATOUS POLYPOSIS AND COLON CANCER		30-Apr-2007	2007248183	30-Apr-2013	None	Napo Pharmaceuticals, Inc.	Granted
119557-03226	CA	Canada	2657803	30-Apr-2007	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY BOWEL DISEASE, FAMILIAL ADENOMATOUS POLYPOSIS AND COLON CANCER	2657803				N/A	Napo Pharmaceuticals, Inc.	Pending
119557-03235	EP	European Patent Convention	07761553.2	30-Apr-2007	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY BOWEL DISEASE, FAMILIAL ADENOMATOUS POLYPOSIS AND COLON CANCER	2061327	27-May-2009			N/A	Napo Pharmaceuticals, Inc.	Pending Awaiting Examination
119557-03239	HK	Hong Kong	09109093.8	30-Apr-2007	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY BOWEL DISEASE, FAMILIAL ADENOMATOUS POLYPOSIS AND COLON CANCER	1131002A	15-Jan-2010				Napo Pharmaceuticals, Inc.	Pending
119557-03279	EP	European Patent Convention	12182318.1	30-Mar-2012	COMPOSITIONS AND METHODS FOR TREATING OR PREVENTING INFLAMMATORY BOWEL DISEASE, FAMILIAL ADENOMATOUS POLYPOSIS AND COLON CANCER	2529626	05-Dec-2012			N/A	Napo Pharmaceuticals, Inc.	Pending Awaiting Examination

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03301	US	United States of America	60/005370	13-Oct-1995	USE OF PROANTHOCYANIDIN POLYMERIC COMPOSITIONS FOR TREATMENT OF SECRETORY DIARRHEAS							Expired
119557-03302	US	United States of America	08/559396	15-Nov-1995	USE OF PROANTHOCYANIDIN POLYMERIC COMPOSITIONS FOR TREATMENT OF SECRETORY DIARRHEAS							Not Publicly Available
119557-03303	US	United States of America	08/730772	16-Oct-1996	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS							Abandoned - Not Publicly Available
119557-03304	US	United States of America	09/066989	23-Apr-1998	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS						Shaman Pharmaceuticals, Inc.	Abandoned on January 11, 2001
119557-03305	US	United States of America	09/712033	14-Nov-2000	METHOD OF TREATING SECRETORY DIARRHEA WITH ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER			7341744	11-Mar-2008	9/5/2008 - Napo Pharmaceuticals, Inc. v. Dudas, Docket No. 1:08cv1542, District of Columbia	Napo Pharmaceuticals, Inc.	Granted Court Proceedings terminated on 5/19/10 2/28/13 - PTE of 1075 days filed
119557-03306	US	United States of America	10/919969	17-Aug-2004	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	US 2005-0019389 A1	27-Jan-2005	7323195	29-Jan-2008		Napo Pharmaceuticals, Inc.	Granted 2/28/13 - PTE for 1096 days filed

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03307	US	United States of America	11/998170	28-Nov-2007	PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS					N/A		Abandoned on September 9, 2008
119557-03308	US	United States of America	11/998171	28-Nov-2007	METHOD OF TREATMENT WITH PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS					N/A		Abandoned on September 2, 2008
119557-03309	US	United States of America	12/175131	17-Jul-2008	COMPOSITIONS AND METHODS OF TREATMENT WITH PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	US-2009-0148397 A1	11-Jun-2009	8574634 B2	15-Nov-2013		Napo Pharmaceuticals, Inc.	Granted
		United States of America	14/023598	11-Sep-2013	COMPOSITIONS AND METHODS OF TREATMENT WITH PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	US20140011869	09-Jan-2014				Napo Pharmaceuticals, Inc.	Abandoned 5/13/14 - EOT filed in favor of CON
119557-03320	WO	Patent Cooperation Treaty	PCT/US1997/018845	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	WO 1998/16111	23-Apr-1998					National
119557-03321	EP	European Patent Convention	09003375.4	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP2060183	20-May-2009			N/A	Napo Pharmaceuticals, Inc.	Pending Awaiting further action Response filed March 11, 2011

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03322	EP	European Patent Convention	10177942.9	21-Sep-2010	Method of Treating Secretory Diarrhea With Enteric Formulations of Proanthocyanidin Polymer	2255661	01-Dec-2010			N/A	Napo Pharmaceuticals, Inc.	Pending 2/24/14 - Third Party observation filed
119557-03324	AU	Australia	20303/02	04-Mar-2002	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS		29-Jul-2004	775330	11-Nov-2004	None	Napo Pharmaceuticals, Inc.	Granted
119557-03325	BE	Belgium	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03326	CA	Canada	2269078	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	2269078		2269078	24-Jan-2012	None	Napo Pharmaceuticals, Inc.	Granted
119557-03329	HK	Hong Kong	11105290.3	27-May-2011	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	1151189A	27-Jan-2012			None	Napo Pharmaceuticals, Inc.	Granted
119557-03335	EP	European Patent Convention	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03339	HK	Hong Kong	09110214.0	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	1130158A	24-Dec-2009			None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03340	IN	India	2297/MAS/1997	15-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS			209532	04-Sep-2007	None	Napo Pharmaceuticals, Inc.	Granted
119557-03343	JP	Japan	10-518632	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS			4195728	03-Oct-2008	None	Napo Pharmaceuticals, Inc.	Granted
119557-03346	KR	Korea, Republic of	10-1999-7003305	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	10-2000-0049206	25-Jul-2000	467532	13-Jan-2005	None	Napo Pharmaceuticals, Inc.	Granted
119557-03348	MX	Mexico	PA/a/1999/003517	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS			294817	25-Oct-2011	None	Napo Pharmaceuticals, Inc.	Granted
119557-03351	NZ	New Zealand	335317	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS		23-Feb-2001	335317	06-Jun-2001	None	Napo Pharmaceuticals, Inc.	Granted
119557-03357	PH	Philippines	I-58235	16-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS						Shaman Pharmaceuticals, Inc.	Abandoned
119557-03363	TW	Taiwan	086115262	16-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	537898	21-Jun-2003	179821	21-Jun-2003	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03376	AT	Austria	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03377	IN	India	270/CHE/2007	15-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS					None		Refusal of Application
119557-03378	LI	Liechtenstein	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03379	CH	Switzerland	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03381	DE	Germany	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03382	DK	Denmark	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03383	ES	Spain	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03384	FI	Finland	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03385	FR	France	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03386	GB	United Kingdom	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03387	GR	Greece	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03389	IE	Ireland	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03390	IT	Italy	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03391	LU	Luxembourg	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03392	MC	Monaco	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03393	NL	Netherlands	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03396	PT	Portugal	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03397	MX	Mexico	MX/a//2012/000601	12-Jan-2012	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS						Napo Pharmaceuticals, Inc.	Pending
119557-03398	SE	Sweden	97912779.2	14-Oct-1997	ENTERIC FORMULATIONS OF PROANTHOCYANIDIN POLYMER ANTIDIARRHEAL COMPOSITIONS	EP0935417	23-Apr-1998	0935417	06-May-2009	None	Napo Pharmaceuticals, Inc.	Granted
119557-03399	IN	India	2528/CHE/2011	22-Jul-2011	Method of Treating Secretory Diarrhea With Enteric Formulations of Proanthocyanidin Polymer							Not yet published - Not Publicly Available
119557-03401	US	United States of America	07/737077	29-Jul-1991	METHODS FOR USING PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY			5211944	18-May-1993		Napo Pharmaceuticals, Inc.	Expired
119557-03402	US	United States of America	08/194779	09-Feb-1994	METHODS FOR USING PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY			5494661	27-Feb-1996		Napo Pharmaceuticals, Inc.	Expired

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03420	WO	Patent Cooperation Treaty	PCT/US1991/007679	10-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME	WO/1992/006695	30-Apr-1992				Napo Pharmaceuticals, Inc.	National
119557-03424	AU	Australia	88780/91	10-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME		06-Jul-1995	660631	23-Oct-1995	None	Napo Pharmaceuticals, Inc.	Expired
119557-03426	CA	Canada	2093825	10-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME	2093825		2093825	07-Jan-2003	None	Napo Pharmaceuticals, Inc.	Expired
119557-03435	EP	European Patent Convention	91919754.1	10-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME	EP0553253	04-Aug-1993	EP0553253	05-Jul-2000	None	Shaman Pharmaceuticals, Inc.	Expired
119557-03439	HK	Hong Kong	98113185.1	11-Dec-1998	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME	1011931	23-Jul-1999			N/A	Shaman Pharmaceuticals, Inc.	Expired
119557-03443	JP	Japan	03-518512	19-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME			3448052	04-Jul-2003	None	Shaman Pharmaceuticals, Inc.	Expired
119557-03446	KR	Korea, Republic of	10-1993-0701100	10-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME	10-1993-0702010	08-Sep-1993	207949	14-Apr-1999	N/A	Shaman Pharmaceuticals, Inc./Napo Pharmaceuticals, Inc.	Expired
119557-03448	MX	Mexico	9601703	07-May-1996	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME			217866	02-Dec-2003	None	PS Pharmaceuticals	Granted
119557-03451	NZ	New Zealand	240200	11-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME			240200	18-Oct-1994	None	Shaman Pharmaceuticals, Inc.	Expired

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-03460	SG	Singapore	9608125-2	10-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME	52707	28-Sep-1998	553253	19-Sep-2000	None	Napo Pharmaeuticals, Inc.	Expired
119557-03477	MX	Mexico	911540	11-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME			182669	18-Sep-1996	None	Shaman Pharmaceuticals	Granted
119557-03486	GB	United Kingdom	91919754.1	10-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME	EP0553253	04-Aug-1993	EP0553253	05-Jul-2000	None	Shaman Pharmaceuticals, Inc.	Expired
119557-03493	NL	Netherlands	91919754.1	10-Oct-1991	PROANTHOCYANIDIN POLYMERS HAVING ANTIVIRAL ACTIVITY AND METHODS OF OBTAINING SAME	EP0553253	04-Aug-1993	EP0553253	05-Jul-2000	None	Shaman Pharmaceuticals, Inc.	Expired
119557-06001	US	United States of America	61/408622	31-Oct-2010	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA					N/A		Expired
119557-06002	US	United States of America	61/409335	02-Nov-2010	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA					N/A		Expired
119557-06003	US	United States of America	61/416249	22-Nov-2010	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA					N/A		Expired
119557-06004	US	United States of America	61/434379	19-Jan-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA					N/A		Expired
119557-06005	US	United States of America	13/294307	11-Nov-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	US-2012-0107370 A1	03-May-2012			N/A	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Pending 12/17/13 - Final Rejection

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
119557-06006	US	United States of America	13/285397	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	US 2012-0184605 A1	19-Jul-2012			N/A	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Pending 03/13/14 - Final Rejection
119557-06020	WO	Patent Cooperation Treaty	PCT/US2011/058549	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	WO2012/058664	03-May-2012			N/A	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	National
	AU	Australia	20110320155	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	2.011E+10	09-May-2013			N/A	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Pending
	CA	Canada	2816416	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	2816416	03-May-2012			N/A	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Pending
	CN	China	2011863739	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	103370101	23-Oct-2013			N/A	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Pending
	CO	Colombia	20130132887	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	6771411	15-Oct-2013			Yes 1/16/2014 - Third Party Opposition filed	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Granted

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
	EP	European Patent Convention	20110837249	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	2632550	04-Sep-2013			N/A	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Pending 4/11/14 - Invitation to Proceed with Application and Response to EESR
	JP	Japan	20130536904	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	2013540826	07-Nov-2013			None	Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Pending
	MX	Mexico	20130004873	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	2013004873	21-Aug-2013				Salix Pharmaceuticals, Ltd.	Pending
	PE	Peru	20130092620	31-Oct-2011	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA	362014	31-Jan-2014				Salix Pharmaceuticals, Ltd. And Napo Pharmaceuticals, Inc.	Pending
119557-06335	EP	European Patent Convention	10822557.4	4/12/2012 05-Oct-2010	METHODS OF TREATING DISEASES WITH PROANTHOCYANIDIN OLIGOMERS SUCH AS CROFELEMER	2485596	05-Aug-2012			N/A	The Regents of the University of California and Napo Pharmaceuticals, Inc.	Pending 3/3/14 - Communication Pursuant to Article 94(3) EPC

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
	AU	Australia	20100303577	05-Oct-2010	METHODS OF TREATING DISEASES WITH PROANTHOCYANIDIN OLIGOMERS SUCH AS CROFELEMER	2010303577	17-May-2012			N/A	The Regents of the University of California and Napo Pharmaceuticals, Inc.	Pending
	CA	Canada	2777214	05-Oct-2010	METHODS OF TREATING DISEASES WITH PROANTHOCYANIDIN OLIGOMERS SUCH AS CROFELEMER	2777214	14-Apr-2011			N/A	The Regents of the University of California and Napo Pharmaceuticals, Inc.	Pending
	JP	Japan	20120533251	05-Oct-2010	METHODS OF TREATING DISEASES WITH PROANTHOCYANIDIN OLIGOMERS SUCH AS CROFELEMER	2013506716	28-Feb-2013			None	The Regents of the University of California and Napo Pharmaceuticals, Inc.	Pending Application under Examination
	WO	Patent Cooperation Treaty	PCT/US2010/051530	05-Oct-2010	METHODS OF TREATING DISEASES WITH PROANTHOCYANIDIN OLIGOMERS SUCH AS CROFELEMER	2011044167	14-Apr-2011				The Regents of the University of California and Napo Pharmaceuticals, Inc.	National
	US	United States of America	13/500589	05-Oct-2010	METHODS OF TREATING DISEASES WITH PROANTHOCYANIDIN OLIGOMERS SUCH AS CROFELEMER	2.012E+10	09-Aug-2012				The Regents of the University of California and Napo Pharmaceuticals, Inc.	Pending 2/27/14 - Nonfinal Rejection
119557-06401	US	United States of America	61/734901	07-Dec-2012	METHODS AND COMPOSITIONS FOR TREATING HIV-ASSOCIATED DIARRHEA							Expired

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
	US	United States of America	13/453618	23-Apr-12	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY	US20130011478	1-Oct-13			N/A	Napo Pharmaceuticals, Inc.	Pending Awaiting further Action from USPTO 1/7/14 - Supplemental Response filed
	US	United States of America	13/911893	6-Jun-13	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY	US-20130274346	17-Oct-13			N/A	Napo Pharmaceuticals, Inc.	Pending 5/8/14 - Final Rejection
	EP	European Patent Convention	20120773908	23-Apr-12	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	2699236	26-Feb-14				Napo Pharmaceuticals, Inc.	Pending Awaiting first action
	WO	Patent Cooperation Treaty	PCT/US2012/034675	23-Apr-12	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)	2012145749	26-Oct-12				Napo Pharmaceuticals, Inc.	National
		India	8957/CHENP/2013	8-Nov-13	PHARMACOLOGICALLY OPTIMIZED MULTIMODAL DRUG DELIVERY SYSTEM FOR NORDIHYDROGUIARETIC ACID (NDGA)						Napo Pharmaceuticals, Inc.	Pending
	IN	India	1962/MUM/2009	26-Aug-09	METHOD FOR PRODUCING PROANTHOCYANIDIN POLYMER COMPO					None	Glenmark Pharmacauticals, Inc. and Napo Pharmaceuticals, Inc.	Pending Application under Examination

Docket Number:	Country	CountryName	Application #:	Filing Date:	Application Title:	Publication #:	Publication Date:	Patent #:	Issue Date:	Oppositions/ Reexaminations	Assignee	Status
	WO	Patent Cooperation Treaty	IB2010002060	24-Aug-10	METHOD FOR PRODUCING PROANTHOCYANIDIN POLYMER COMPO	WO2011024049	3-Mar-11				Glenmark Pharmacauticals, Inc. and Napo Pharmaceuticals, Inc.	National - Filed in Eurasia only ( EA201290098) Claims priority over IN 1962/MUM/2009

APPENDIX 1.35

NAPO SUPPLIES

[See attached]

APPENDIX 1.35-B
Napo Supplies

Sr. no.	Equipment name	Quantity	PO reference number
1	Chromatography columns with spares (Millipore)		AL-VSP1/CAP-11-12/D/527
5	Chromatography pumps (Liquiflo-4556633N210)	2	AL/VSP1/CAP/11-12/D/676
6	Diaphragm pump (Grundfos DMX-226)	1	AL/VSP1/CAP/11-12/D/528
7	Motors (FLP) for above pumps	3	AL/VSP1/CAP/11-12/D/589
8	VFD units for above motors	3	AL/VSP1/CAP/11-12/D/611
9	Jordi HPLC columns	6	Customer supplied
10	UF units (Millipore)	2	AL/VSP1/CAP/11-12/D/526
11	Prostak units (SK2P133E1)	13	AL-VSP1/CAP-11-12/D/016
12	Integrity tester	1	AL-VSP1/CAP-11-12/D/016
13	Waters HPLC GPC software	2	AL-VSP1/CAP-11-12/I/010
14	Glass lined RCVD	1	AL-VSP1/CAP-11-12/I/017
15	UV detecor & monitor (Spinco)	1	AL-VSP1/CAP-11-12/I/021
16	Micron filters (Kumar or equivalent)	4	AL-VSP1/CAP-11-12/D/176
17	Rotary evaporator	1	AL-VSP1/CAP-11-12/D/541

Sr. no.	Name of Material	Quantity	Batch number	Remarks/ Suppliers
1	Resin LH-20 (GE)	60 kgs		GE Healthcare Bio-Scinces Ltd.
2	Resin CMS (GE)	160 lts		GE Healthcare Bio-Scinces Ltd.
4	Impurities (purchased at Laurus)
a	Gallocatechin (-)	133.7 mg	Product No. G6657	Sigma Aldrich
b	Epigallogcatechin (-)	133.5mg	Product No: E3768	Sigma Aldrich
c	Catechin (+)	10 mg	Product No.: 43412	Sigma Aldrich
d	Catechin (-)	133.6mg	Product No. C0567	Sigma Aldrich
e	Epicatechin (-)	1.993g	Product No. E1753	Sigma Aldrich
f	Procyanidin B1	79 mg	Product No: 19542	Sigma Aldrich & LGC
g	Procyanidin B2	39 mg	Product No: 42157	Sigma Aldrich
h	Diacetone alcohol	475mL		Sigma Aldrich
5	Taspine (isolated at Laurus)	1.9
6	Taspine (from Napo)	400 mg		Consumed for analysis
7	Latex pre-shipment samples
		1L x 2	NPCPL 026
		1L x 9	NPCPL 027
		1L x 160.5L x 3	NPCPL 031	Used for Taspine isolation
		1L x 6	NPCPL 032
8	Latex main barrels
		110 Gallons	NPCPL 026	Napo supplied
		495 Gallons	NPCPL 027	Napo supplied
		1100 Gallons	NPCPL 031	Napo supplied
		330 Gallons	NPCPL 032	Napo supplied
		550 Gallons	NPCPL 033	Received on 5th Sep 2012
			NPCPL 034	Expecting shortly (880 Gallons)
9	Stage-A intermediate sample	50g	AA006A7013	Received quantity is 50g
10	API sample	390g	lot 061103974	Consumed in Microbial analysis, Reference standard qualification
11	API sample	50g	lot 061104014	Consumed in Microbial analysis
12	API sample	50g	lot 061104055	Consumed in Microbial analysis
13	Old reference standard	4g	7008	Consumed while ref. std. qualification

APPENDIX 1.37

ILLUSTRATION OF CALCULATION OF NET SALES FOR COMBINED PRODUCTS

If JAH, or its Sublicensee or Affiliate, undertakes to sell a Product together with another product for a single price (i) that consists of a Product combined with an another pharmaceutical product (i.e., whether or not other active pharmaceutical ingredients are formulated as a single prescription), or (ii) that consists of a Product combined with a Nutraceutical, in either case, for purposes of calculating Net Sales for determining royalties due to Napo, the Product shall be deemed to be have been sold for an amount equal to the following:

(X divided by Y) multiplied by Z, where W, X, Y and Z have the following values (W is defined for clarification purposes only).

W= $50 per unit, the average sales price generally achieved for another product in the country in which such sale occurred for the Calendar Quarter

X= $100 per unit, the average sales price generally achieved for the Product in the country in which such sale occurred for the Calendar Quarter

Y= $150, the sum of W and X, when W and X are each sold separately, during the Calendar Quarter in the country in which such sale occurred

Z= $130 the price of the combined product, W and X sold together as a single unit

EXAMPLE:

W= $50

X= $100

Y= $150

Z= $130

The imputed price of the Product shall be equal to:  (X/Y)*Z or ($100/$150)* $130 = $86.67

APPENDIX 1.42

PRODUCT DEVELOPMENT PLAN

[to come within 90 days after Effective Date]